Exhibit 99.2

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                          ASSET PURCHASE AGREEMENT

                                dated as of

                             November 27, 2002

                                by and among

                           ROHN INDUSTRIES, INC.,
                          ROHN CONSTRUCTION, INC.,
                            ROHN PRODUCTS, INC.,
                       ROHN DE MEXICO, S.A. DE C.V.,
                       ROHN SERVICIOUS, S.A. DE C.V.,
                                ROHN, INC.,
                      ROHN INSTALLATION SERVICES, INC.

                              as the Sellers,

                                PFRANK LLC,

                                 as Buyer,

                                    and

         Solely for purposes of Sections 6.3, 6.5 and 10.4 hereof,

                            PLATINUM EQUITY LLC,

                               as Guarantor.

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                             TABLE OF CONTENTS

                                                                         Page
                                                                         ----

ARTICLE I

     DEFINITIONS.............................................................2

     1.1   Definitions.......................................................2
     1.2   Construction.....................................................11

ARTICLE II

     PURCHASE AND SALE OF ASSETS............................................12

     2.1   Purchase and Sale of Assets......................................12
     2.2   Excluded Assets..................................................13
     2.3   Assumption of Liabilities........................................14
     2.4   Excluded Liabilities.............................................15
     2.5   Purchase Price...................................................16
     2.6   Cancellation of Intercompany Accounts Receivable and
             Accounts Payable...............................................16
     2.7   Pre-Closing Net Working Capital..................................16
     2.8   Post-Closing Working Capital Adjustment..........................16
     2.9   Closing..........................................................18
     2.10  Nontransferability...............................................18
     2.11  Allocation of Purchase Price.....................................19
     2.12  Further Assurances; Post-Closing Cooperation.....................19

ARTICLE III

     REPRESENTATIONS AND WARRANTIES OF THE SELLERS..........................20

     3.1   Organization.....................................................20
     3.2   Authorization....................................................21
     3.3   Consents and Approvals; No Violations............................21
     3.4   Financial Statements; Material Adverse Change; Absence of
             Changes........................................................22
     3.5   Assigned Real Property Leases....................................24
     3.6   Title to Properties; Encumbrances................................24
     3.7   Purchased Real Property..........................................25
     3.8   Tax Matters......................................................25
     3.9   Material Contracts...............................................25
     3.10  Litigation.......................................................26
     3.11  Compliance with Laws and Regulations.............................26
     3.12  Environmental Matters............................................26
     3.13  Permits..........................................................27
     3.14  Customers and Suppliers..........................................27
     3.15  Labor Matters; Employee Benefits.................................28
     3.16  Intellectual Property............................................30
     3.17  Purchased Inventory..............................................31
     3.18  Affiliate Transactions...........................................31
     3.19  Broker's or Finder's Fees........................................31
     3.20  Insurance........................................................32
     3.21  Accounts Receivable..............................................32
     3.22  Products; Product Warranty and Liability.........................32
     3.23  Certain Payments.................................................33
     3.24  Disclosure.......................................................33
     3.25  No Additional Representations....................................33

ARTICLE IV

     REPRESENTATIONS AND WARRANTIES OF BUYER................................34

     4.1   Organization.....................................................34
     4.2   Authorization....................................................34
     4.3   Consents and Approval; No Violations.............................34
     4.4   Adequate Funds...................................................35
     4.5   Brokers..........................................................35

ARTICLE V

     TAX MATTERS............................................................35

     5.1   Transfer Taxes...................................................35
     5.2   VAT Matters......................................................35
     5.3   Treatment of Payments............................................35

ARTICLE VI

     OTHER AGREEMENTS.......................................................36

     6.1   Conduct of Purchased Divisions...................................36
     6.2   Review of the Company............................................36
     6.3   Confidentiality..................................................37
     6.4   Cooperation......................................................37
     6.5   Performance Guarantee............................................37
     6.6   Use of Trademark and Logo........................................37
     6.7   Purchased Intellectual Property..................................37
     6.8   Bulk Transfer Laws...............................................37
     6.9   Employment of the Sellers' Employees.............................38
     6.10  Continuing Operations............................................38
     6.11  Other Employee Matters...........................................38
     6.12  No Solicitation..................................................39
     6.13  Amendment to Certificate of Incorporation........................39
     6.14  Trading Symbol...................................................40
     6.15  Title Matters....................................................40
     6.16  Performance Bonds................................................41
     6.17  Updates to Schedules.............................................41

ARTICLE VII

     CONDITIONS TO CLOSING..................................................41

     7.1   Conditions to Obligations of Each Party; No Injunctions, etc.....41
     7.2   Conditions to Buyer's Obligations................................41
     7.3   Conditions to the Sellers' Obligations...........................43

ARTICLE VIII

     EVENTS OF TERMINATION..................................................44

     8.1   Events of Termination............................................44
     8.2   Effect of Termination............................................45
     8.3   Waiver...........................................................45

ARTICLE IX

     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION............46

     9.1   Survival of Representations......................................46
     9.2   Indemnification by the Sellers...................................46
     9.3   Indemnification by Buyer.........................................47
     9.4   Basket...........................................................47
     9.5   Limitation on Liability..........................................47
     9.6   Waiver...........................................................47

ARTICLE X

     MISCELLANEOUS..........................................................48

     10.1  Expenses.........................................................48
     10.2  Notices..........................................................48
     10.3  Amendment........................................................49
     10.4  Entire Agreement.................................................49
     10.5  Consultation with Attorneys......................................49
     10.6  Multiple Counterparts and Facsimile Signatures...................49
     10.7  Governing Law....................................................49
     10.8  Headings.........................................................49
     10.9  Knowledge........................................................49
     10.10 No Third Party Beneficiaries; Assignment.........................49
     10.11 Waiver; Remedies.................................................50
     10.12 Severability.....................................................50
     10.13 Publicity........................................................50
     10.14 Specific Performance.............................................50


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                                                             Execution Copy
                                                             --------------

                          ASSET PURCHASE AGREEMENT

          ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of November 27, 2002 is entered into by and among ROHN Industries, Inc., a Delaware corporation (the "Company"), ROHN Construction, Inc., a Texas corporation ("Rohn Construction"), ROHN Products, Inc., an Indiana corporation ("Rohn Products"), ROHN de Mexico, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States ("Rohn Mexico"), ROHN Servicious, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States ("Rohn Services"), ROHN, Inc., an Alabama corporation ("Rohn Sub"), ROHN Installation Services, Inc., a Delaware corporation ("Rohn Installation" and together with Rohn Construction, Rohn Products, Rohn Mexico, Rohn Services and Rohn Sub, the "Subsidiary Sellers"; the Subsidiary Sellers and the Company are referred to collectively as the "Sellers"), PFrank LLC, a Delaware limited liability company ("Buyer"), and, solely for purposes of Sections 6.3, 6.5 and 10.14 hereof, Platinum Equity LLC, a Delaware limited liability company ("Guarantor").

                            W I T N E S S E T H:

          WHEREAS, the Sellers are engaged in the businesses of manufacturing and installing infrastructure products for the communications industry and, in connection therewith, operate, individually or collectively, (i) a separate, unincorporated division that manufactures tower and pole structures (the "Tower Division"), (ii) ROHN Sub, ROHN Installation and ROHN Enclosures, Inc., each a separately incorporated entity, and an unincorporated division of the Company known as "Enclosures", that collectively manufacture and install enclosures, (the "Enclosures Division"), (iii) Rohn Products, a separate incorporated entity that manufactures small towers and telecommunications accessories (the "Accessories Division"), (iv) Rohn Construction, a separate incorporated entity that performs construction services (the "Construction Division"), and (v) Rohn Mexico and Rohn Services, each a separately incorporated entity, that collectively provide sale and construction services for the communications industry in Mexico (the "Foreign Division"; and collectively with the Tower Division, the Enclosures Division, the Construction Division and the Accessories Division, the "Purchased Divisions"); and

          WHEREAS, the Sellers desire to sell to Buyer and Buyer desires to purchase from the Sellers the assets used in the Purchased Divisions and the Purchased Corporate Assets (as defined below), and Buyer has agreed to assume certain liabilities relating to such assets; and

          WHEREAS, the Sellers desire to retain certain assets owned by the Sellers and have agreed to retain certain liabilities relating to such assets and certain other liabilities; and

          NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                 ARTICLE I

                                DEFINITIONS

     1.1 Definitions. When used in this Agreement, the following terms shall have the following meanings.

          "Accessories Division" shall have the meaning ascribed thereto in the recitals.

          "Accounts Receivable" shall have the meaning ascribed thereto in
Section 3.21.

          "Acquired Accounts" shall have the meaning ascribed thereto in
Section 2.1(n).

          "Acquisition Proposal" shall mean (i) any proposal or offer from any Person relating to any direct or indirect acquisition or purchase of any of the Purchased Assets (other than the acquisition or purchase of Product Inventory in the ordinary course) or the direct or indirect acquisition or purchase of 20% or more of the outstanding voting securities of the Company or any of the securities of any Subsidiary Seller, (ii) any tender offer, exchange offer or other transaction that, if consummated, would result in any Person beneficially owning 20% or more of the outstanding voting securities of the Company or any of the securities of any Subsidiary Seller; or (iii) any merger, consolidation, business combination, sale of substantially all of the assets, recapitalization, liquidation, dissolution or similar transaction involving any Seller, other than, in each case, the transactions contemplated by this Agreement; provided, however, that the foregoing shall not include any proposal, offer, agreement or transaction related to any Liquidation Plan.

          "Affected Employee" shall have the meaning ascribed thereto in
Section 6.9.

          "Affiliate" shall mean, with respect to any Person, any other Person which controls, is controlled by or is under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

          "Affiliate Transaction" shall have the meaning ascribed thereto in Section 3.18.

          "Agreement" shall have the meaning ascribed thereto in the preamble.

          "Assigned Contracts" shall have the meaning ascribed thereto in
Section 2.1(i).

          "Assigned Non-Property Leases" shall have the meaning ascribed thereto in Section 2.1(g).

          "Assigned Real Property Leases" shall have the meaning ascribed thereto in Section 2.1(f).

          "Assumed Liabilities" shall have the meaning ascribed thereto in
Section 2.3.

          "Assumption Agreement" shall mean the General Assumption Agreement, substantially in the form attached hereto as Exhibit B.

          "Bank Consent" shall have the meaning ascribed thereto in Section
3.3.

          "Bank Security Agreement" shall mean that certain Security Agreement, dated as of March 8, 2001, by and among the Company, certain of the Company's subsidiaries and LaSalle Bank National Association, as administrative agent, together with all schedules, exhibits, annexes and other attachments thereto, as such agreement has been or may be amended in accordance with the terms thereof.

          "Bill of Sale and Assignment Agreement" shall mean the Bill of Sale, in the form attached hereto as Exhibit A.

          "Board of Directors" shall mean the board of directors or other similar governing body of any Person.

          "Books and Records" shall mean books, records, papers, files, data, databases, financial and accounting records, supplier lists, employment records, customer lists, telephone numbers and other contact information, sales and purchase correspondence, marketing and training materials, certificates and other documents; provided, however, that Books and Records specifically shall not include (i) books and records relating to organizational and general corporate governance proceedings of any Seller or income tax matters of any Seller, (ii) any Seller's register of shareholders or other equity ownership, or (iii) certificates of insurance obtained by any Seller from third parties.

          "Bulk Sales Law" shall have the meaning ascribed thereto in
Section 6.8.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks located in New York, New York shall be authorized or required by law to close.

          "Buyer" shall have the meaning ascribed thereto in the preamble.

          "Buyer's Refund Amount" shall have the meaning ascribed thereto in Section 2.8(b).

          "Buyer's Investment Plan" shall have the meaning ascribed thereto in Section 6.11(c).

          "Buyer Indemnitee" shall have the meaning ascribed thereto in
Section 9.2(a).

          "Closing" shall have the meaning ascribed thereto in Section 2.9.

          "Closing Balance Sheet" shall have the meaning ascribed thereto in Section 2.8(a).

          "Closing Date" shall mean the date of the Closing, as determined in accordance with Section 2.9.

          "Code" shall mean the Internal Revenue Code of 1986, as in effect from time to time.

          "Company" shall have the meaning ascribed thereto in the preamble.

          "Confidential Information" shall have the meaning ascribed thereto in the Confidentiality Agreement, and shall include, without limitation, all materials provided from the Sellers, on the one hand, to Guarantor or Buyer, on the other hand, in the manner provided under the Confidentiality Agreement.

          "Confidentiality Agreement" shall have the meaning ascribed thereto in Section 6.3.

          "Construction Division" shall have the meaning ascribed thereto in the recitals.

          "Credit Agreement" shall mean that certain Credit Agreement, dated as of March 8, 2001, as amended, by and among the Company, certain of the Company's subsidiaries, LaSalle Bank National Association, as administrative agent and joint lead arranger, National City Bank, as syndication agent and joint lead arranger, and the lenders named therein, together with all schedules, exhibits, annexes and other attachments thereto, as such agreement has been or may be amended in accordance with the terms thereof.

          "Credit Documents" shall mean the Credit Agreement and the Bank Security Agreement.

          "Current Assets" shall mean the current assets of a Person or a division of a Person, as determined in accordance with GAAP consistently applied.

          "Current Liabilities" shall mean the current liabilities of a Person or a division of a Person, as determined in accordance with GAAP consistently applied.

          "Damages" shall have the meaning ascribed thereto in Section
9.2(a).

          "DGCL" shall mean the Delaware General Corporation Law, as in effect from time to time.

          "Disapproved Exception" shall have the meaning ascribed thereto in Section 6.15.

          "Discontinued Operations" shall mean those divisions or entities sold by the Sellers including pursuant to the transactions contemplated by the following agreements: (i) Asset Purchase Agreement, dated May 3, 1993, by and between the Company and Anixter Bros., Inc., relating to the assets of the CATV Division; (ii) Asset Purchase Agreement, dated May 4, 1993, by and between the Company and L. B. Foster Company, relating to the assets for the manufacturing of light trackwork known as the Pomeroy Operations and the Distribution Operations; (iii) Asset Sale and Purchase Agreement, dated January 31, 1995, by and between the Company and UNARCO Material Handling, Inc., relating to the assets of the UNARCO Material Handling Division; (iv) Sale and Purchase Agreement, dated May 15, 1996, by and between the Company and Chase Brass Industries, Inc., relating to the assets of Leavitt Structural Tubing Co. and Holco Corporation; (v) Sale and Purchase Agreement, dated June 18, 1996, by and between the Company and Richards Capital Fund, L.P., relating to the assets of the Commercial Products Division; (vi) Asset Purchase Agreement, dated August 23, 1996, by and between the Company and Franke, Inc., relating to the assets of the Home Products Division; and (vii) Stock Purchase Agreement, dated December 16, 1996, by and between the Company and Alvey Systems, Inc., relating to the stock of Real Time Solutions, Inc.

          "Enclosures Division" shall have the meaning ascribed thereto in the recitals.

          "Encumbrances" shall mean liens, security interests, options, rights of first refusal, easements, mortgages, charges, indentures, deeds of trust, rights-of-way, encroachments, licenses to third parties, leases to third parties, security agreements or other encumbrances or restrictions.

          "Environmental Conditions" shall mean the Release or threatened Release of any Hazardous Materials (whether or not such Release or threatened Release constituted at the time thereof a violation of any Environmental Law) as a result of which any Seller has or is reasonably likely to have liability to any Person or by reason of which the Purchased Divisions or any of the Purchased Assets is reasonably likely to be subjected to any Encumbrance or liability.

          "Environmental Laws" shall mean any and all federal, state or local statutes, laws, rules, regulations, ordinances or common law, including any judicial or administrative orders, consent decrees or judgments, relating to pollution, protection or clean-up of the environment, the use, treatment, storage, transportation, generation, manufacture, processing, distributions, handling, Release or threatened Release of Hazardous Materials.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with the Sellers would be deemed a "single employer" within the meaning of section 4001(b) of ERISA.

          "Estimated Closing Balance Sheet" shall have the meaning ascribed thereto in Section 2.7(a).

          "Estimated Net Working Capital" shall have the meaning ascribed thereto in Section 2.7(a).

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect from time to time.

          "Excluded Assets" shall have the meaning ascribed thereto in
Section 2.2.

          "Excluded Liabilities" shall have the meaning ascribed thereto in
Section 2.4.

          "Excluded Other Assets" shall have the meaning ascribed thereto in Section 2.2(a).

          "Facilities" shall mean the real property and real property improvements located at 6718 West Plank Road, Peoria, Illinois 61604, 3595 West State Road 28, Frankfort, Indiana 46041 and 1100 Industry Boulevard, Bessemer, Alabama 35022.

          "Final Net Working Capital" shall have the meaning ascribed thereto in Section 2.8(a).

          "Financial Statements" shall have the meaning ascribed thereto in
Section 3.4(a).

          "Foreign Division" shall have the meaning ascribed thereto in the recitals.

          "Furnishings and Equipment" shall have the meaning ascribed thereto in Section 2.1(a).

          "GAAP" shall mean United States generally accepted accounting principles consistently applied.

          "Guarantor" shall have the meaning ascribed thereto in the preamble.

          "Hazardous Materials" shall mean (i) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing levels of polychlorinated biphenyls (PCBs), and radon gas; and (ii) any chemicals, materials or substances which are defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar import, under any applicable Environmental Law; and (iii) any other chemical or other substance, exposure to which is prohibited, limited or regulated under any Environmental Law.

          "Indebtedness" shall mean all (a) obligations for borrowed money,
(b) notes, bonds, debentures, mortgages and similar obligations, (c) capital obligations and leases, (d) guaranties and contingent obligations for the debts or obligations of another Person, (e) obligations to pay the deferred purchase or acquisition price of property or services (including under conditional sale or other title retention agreements), (f) accounts payable not arising in the ordinary course of business or accounts payable that are more than 120 days past their due dates, (g) obligations in respect of letters of credit, bonds, guaranties, reimbursement agreements and similar instruments, (h) obligations in respect of futures contracts, forward contracts, swaps, options or similar arrangements, (i) obligations in respect of off balance sheet financing transactions, (j) all obligations under facilities for the discount or sale of receivables and (k) all obligations that are required to be classified as long term liabilities on a balance sheet under GAAP (in each case whether such obligations are contingent or otherwise).

          "Indemnified Party" shall mean any party who may be entitled to indemnification pursuant to Sections 9.2 or 9.3 hereof.

          "Intellectual Property" shall mean all patents, patent applications, Trademarks, copyrights, copyright registrations, copyright applications, know-how, trade secrets, inventions and methodologies.

          "Interim Financial Statements" shall have the meaning ascribed thereto in Section 3.4(a).

          "Investment Plan" shall have the meaning ascribed thereto in
Section 3.15 (d).

          "Investment Plan Participants" shall have the meaning ascribed thereto in Section 6.11(c).

          "Law" shall mean all foreign, federal, state, and local laws, statutes, ordinances, rules, regulations, orders judgments, decrees and bodies of law.

          "Liquidation Plan" shall mean any (i) sale, transfer or assignment by any Seller of some or all of its assets, including, without limitation, the Purchased Assets, to any third party pursuant to an arrangement under which such third party seeks to sell, transfer, assign, liquidate or dispose of such assets and share an agreed-upon percentage of the proceeds thereof with the Seller that sold, transferred or assigned such assets to such third party; provided that the total aggregate amount of the Sellers' portion of the proceeds of any such sale, transfer, assignment, liquidation or disposal by such third party shall in no event exceed the Purchase Price or (ii) sale, transfer or assignment by any Seller of some or all of its assets, including, without limitation, the Purchased Assets, to any party to the Credit Documents or any Affiliate or designee thereof in exchange for the forgiveness or extinguishment of any of Liabilities of the Company or any of its Subsidiaries under or pursuant to the Credit Documents; provided that the total aggregate amount of such Liabilities forgiven or extinguished shall in no event exceed the Purchase Price.

          "Litigation" shall mean any claim, action, suit, investigation or proceeding of any kind whatsoever.

          "Logos" shall mean all corporate symbols and logos.

          "Material Adverse Change" shall mean any change, effect, fact or condition that is or is reasonably likely to be material and adverse to the business, operations or prospects of the Purchased Divisions taken as a whole, other than any change, effect, fact or condition arising out of (a) any adverse change or trend in the economy in general or in the industry in which the Purchased Divisions operate in particular, (b) any reaction of the employees of the Sellers to this Agreement, (c) any change in GAAP or regulatory accounting requirements applicable to companies in the industry in which the Purchased Divisions operate, or (d) changes resulting from the adoption, amendment or issuance of any Law or any new interpretation of any Law by any government entity.

          "Non-Property Lease" shall mean any lease other than a Real Property Lease, including, without limitation, any equipment lease.

          "On-Site Peoria Conditions" shall have the meaning ascribed thereto in Section 2.3(d).

          "Other Performance Bonds" shall have the meaning ascribed thereto in Section 6.16.

          "Pennsylvania Performance Bond" shall have the meaning ascribed thereto in Section 6.16.

          "Pension Plan" shall have the meaning ascribed thereto in Section 3.15(d)(i).

          "Permits" means all federal, state, local or other governmental and other third party permits (including occupancy permits), certificates, licenses, approvals, registrations, consents and authorizations.

          "Permitted Encumbrances" shall have the meaning ascribed thereto in Section 3.6.

          "Person" shall mean any individual, partnership, joint venture, limited liability company, corporation, trust, unincorporated organization or government or any department, agency or subdivision thereof.

          "Plan" shall mean any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, sick day, vacation day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, program, agreement, or arrangement, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA, maintained, sponsored or contributed to (or required to be contributed to) by any Seller or any ERISA Affiliate of any Seller, or for which any Seller or any ERISA Affiliate is a "successor employer" under applicable law, for the benefit of one or more of its employees (or former employees)and/or their beneficiaries .

          "Post-Closing Period" shall mean a taxable year or other taxable period other than a Pre-Closing Period.

          "Pre-Closing Period" shall mean a taxable year or other taxable period ending prior to the Closing Date and, with respect to any taxable year or other taxable period that begins before and ends on or after the Closing Date, the portion of such taxable year or other taxable period ending immediately prior to the Closing Date.

          "Pre-Paid Expenses" shall mean any Tax, rent, utility charge, common area charge, pre-paid insurance, insurance deposit, license agreement or any other item which has been pre-paid by any Seller, as determined in accordance with GAAP consistently applied.

          "Preliminary Closing Balance Sheet" shall have the meaning ascribed thereto in Section 2.8(a).

          "Preliminary Net Working Capital" shall have the meaning ascribed thereto in Section 2.8(a).

          "Product Inventory" shall mean all goods, products and other items, whether finished or unfinished, works-in-progress, owned for storage, sale or completion, including, without limitation, poles, towers, booms, mounts, enclosures, accessories, clamps, harnesses, raw materials, inventories, moldings, steel components, sections, parts, paint and painting supplies, appurtenances and equipment, as determined in accordance with GAAP consistently applied.

          "Purchased Assets" shall have the meaning ascribed thereto in
Section 2.1.

          "Purchased Divisions" shall have the meaning ascribed thereto in the recitals.

          "Purchased Corporate Assets" shall have the meaning ascribed thereto in Section 2.1.

          "Purchased Intellectual Property" shall have the meaning ascribed thereto in Section 2.1(e).

          "Purchased Inventory" shall have the meaning ascribed thereto in
Section 2.1(b).

          "Purchased Real Property" shall have the meaning ascribed thereto in Section 2.1(h).

          "Purchase Price" shall have the meaning ascribed thereto in
Section 2.5.

          "Real Property Lease" shall mean any lease for and leasehold interests in real property and any transferable licenses and permits and other appurtenances relating to any such lease and leasehold interest.

          "Records Facility" shall mean the building located at the Facilities located at Peoria, Illinois in which the Company currently maintains its Books and Records, or any replacement location thereof.

          "Release" shall mean any release, spill, leak, pumping, pouring, emission, emptying, discharge, injection, escape, leaching, dumping or disposal into the environment.

          "Retiree Health Plans" shall have the meaning ascribed thereto in
Section 3.15(j).

          "Retirement Plans" shall have the meaning ascribed thereto in
Section 3.15(j).

          "Rohn Construction" shall have the meaning ascribed thereto in the preamble.

          "Rohn Installation" shall have the meaning ascribed thereto in the preamble.

          "Rohn Mexico" shall have the meaning ascribed thereto in the preamble.

          "Rohn Products" shall have the meaning ascribed thereto in the preamble.

          "Rohn Services" shall have the meaning ascribed thereto in the preamble.

          "Rohn Sub" shall have the meaning ascribed thereto in the preamble.

          "Seller Indemnitee" shall have the meaning ascribed thereto in
Section 9.3.

          "Sellers" shall have the meaning ascribed thereto in the preamble.

          "Site" shall mean any real property now or previously owned or operated by any Seller with respect to the Purchased Divisions.

          "Subsidiary" shall have the meaning ascribed thereto in Regulation S-X promulgated under the Exchange Act, as the same shall be in effect from time to time.

          "Subsidiary Sellers" shall have the meaning ascribed thereto in the preamble.

          "Surveys" shall have the meaning ascribed thereto in Section
6.15.

          "Target" shall have the meanings ascribed thereto in Section
2.7(b).

          "Tax" or "Taxes" shall mean any taxes, assessments, duties, fees, levies or other governmental charges (including their principal amount and, as the case may be, penalties, surcharges and interest thereon) levied, imposed, assess or otherwise charged by any supranational, foreign, federal, state, municipal or other government agency or entity, including, without limitation, (i) corporation taxes, taxes on distributions, withholding taxes, VAT, turnover, consumption, real and personal property taxes, sales, excise taxes, social security taxes, payroll taxes, property taxes, business taxes, transfer taxes and contribution taxes, stamp duty, and capital taxes registration taxes and any taxes based on salaries, and
(ii) any Tax due as a result of any joint and several obligation with such Person or any obligation to bear the Taxes of such Person (in particular as a result of a tax consolidation or any similar agreement).

          "Tax Authority" shall mean any taxing or other authority competent to impose any liability in respect of Taxes or responsible of the administration and/ or collection of Taxes or enforcement of any law in relation to Taxes.

          "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any federal, state, local or foreign governmental entity or other authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws, regulations or administrative requirements relating to any Tax.

          "Title Commitments" shall have the meaning ascribed thereto in
Section 6.15.

          "Title Company" shall have the meaning ascribed thereto in
Section 6.15.

          "Title Policies" shall have the meaning ascribed thereto in
Section 6.15.

          "Tower Division" shall have the meaning ascribed thereto in the recitals.

          "Trademarks" shall mean all trademarks, tradenames, service marks, corporate names, Logos, trade dress and domain names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith.

          "Transaction Documents" shall mean this Agreement, the Assumption Agreement, the Bill of Sale and Assignment Agreement, and all other contracts, agreements, schedules, certificates and other documents being delivered pursuant to or in connection with this Agreement.

          "Transfer Taxes" shall have the meaning ascribed thereto in
Section 5.1.

          "VAT" shall mean a Value Added Tax.

          "Valuation Date" shall have the meaning ascribed thereto in
Section 6.11(c).

          "WARN Act" shall have the meaning ascribed thereto in Section
3.15(b).

          "Year-end Financial Statements" shall have the meaning ascribed thereto in Section 3.4(a).

     1.2 Construction. For all purposes of this Agreement, unless otherwise expressly provided or unless the context requires otherwise:

          (a) the terms defined in Section 1.1 and elsewhere in this Agreement may include both the plural and singular, as the context may require;

          (b) the words "herein", "hereto" and "hereby", and other words of similar import, refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement;

          (c) unless otherwise specified, references to Articles, Sections, paragraphs, recitals, clauses, subclauses, subparagraphs, Exhibits and Schedules are references to Articles, Sections, paragraphs, recitals, clauses, subclauses, subparagraphs, Exhibits and Schedules of this Agreement;

          (d) the words "including" and "include" and other words of similar import shall be deemed to be followed by the phrase "without limitation";

          (e) any reference herein to a statute, rule or regulation of any governmental entity (or any provision thereof) shall include such statute, rule or regulation (or provision thereof), including any successor thereto, as it may be amended from time to time; and

          (f) whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

                                ARTICLE II

                        PURCHASE AND SALE OF ASSETS

     2.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions set forth in this Agreement, Buyer agrees to purchase from the Sellers and each Seller agrees to sell, convey, transfer, assign and deliver to Buyer on the Closing Date all of such Seller's right, title and interest in and to the Purchased Assets. The term "Purchased Assets" shall mean all of the assets and properties (other than the Excluded Assets set forth in Section 2.2) that are owned by the Sellers as of the Closing that are (i) used in or held for use in connection with or that are necessary for the conduct of the Purchased Divisions or (ii) listed on Schedule 2.1 (the assets listed on Schedule 2.1, the "Purchased Corporate Assets"). Except as provided otherwise in Section 2.2, the Purchased Assets shall include the following:

          (a) all equipment, supplies, motor vehicles, machinery, tools, furniture, furnishings, computers, computer software and computer programs and other fixed assets (collectively, "Furnishings and Equipment") used in the Purchased Divisions;

          (b) all Product Inventory used or produced for or by the Purchased Divisions (the "Purchased Inventory");

          (c) all Current Assets of the Sellers relating to the Purchased Divisions or the Purchased Corporate Assets, including, without limitation, notes, accounts receivable and Pre-Paid Expenses, and all long term assets (not otherwise described in clause (a) above) of the Sellers relating to the Purchased Divisions or the Purchased Corporate Assets;

          (d) all Books and Records relating to the Purchased Divisions or the Purchased Corporate Assets or copies thereof and copies of all Books and Records relating to Taxes;

          (e) all Intellectual Property owned or licensed and used or held for use by the Sellers in connection with the business of the Purchased Divisions, including, without limitation, all Intellectual Property incorporating the Trademark "ROHN" (alone or in any combination of words or Logos, or any variation thereof) (the "Purchased Intellectual Property"), including, without limitation, any contracts, agreements and commitments relating to any Intellectual Property;

          (f) all Real Property Leases relating to the Purchased Divisions or the Purchased Corporate Assets, if any, as set forth on Schedule 2.1(f) (the "Assigned Real Property Leases"), together with all deposits with respect thereto and all other rights therefrom;

          (g) all Non-Property Leases relating to the Purchased Divisions or the Purchased Corporate Assets, together with all deposits with respect thereto and all other rights therefrom (the "Assigned Non-Property Leases"), including, without limitation, those set forth on Schedule 2.1(g);

          (h) the real property listed on Schedule 2.1(h), together with all buildings, facilities, fixtures and other improvements thereon and all easements, rights of way and transferable Permits and other appurtenances related thereto (the "Purchased Real Property"), including, without limitation, the Facilities, subject to all easements or other rights of way listed on Schedule 2.1(h);

          (i) all material contracts, agreements and commitments related to the Purchased Divisions or the Purchased Corporate Assets as set forth on
Schedule 2.1(i) (the "Assigned Contracts");

          (j) to the extent their transfer is permitted by Law and subject to the limitations set forth on Schedule 2.1(j), all Permits held by the Sellers in connection with the conduct of the Purchased Divisions or the Purchased Corporate Assets;

          (k) all rights under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with the Purchased Assets or the Purchased Corporate Assets;

          (l) all rights of any Seller pertaining to any claims, causes of action, rights of recovery, set-offs or defenses of any kind primarily pertaining to, and arising out of, the Purchased Divisions or the Purchased Corporate Assets;

          (m) all rights of any Seller arising under or in connection with any insurance policies or other contracts of insurance of any Seller or acquired or assumed by any Seller prior to the Closing Date relating to the Purchased Divisions or the Purchased Corporate Assets and the proceeds or benefits of such insurance policies; and

          (n) all rights, title and interest in any bank accounts of the Sellers including any "lockbox" or other depository accounts into which customers deposit funds as set forth on Schedule 2.1(n) ("Acquired Accounts") (but in all events excluding any cash or other items deposited therein as of the Closing Date).

     2.2 Excluded Assets. Notwithstanding the foregoing, the Purchased Assets shall not include the following (the "Excluded Assets"):

          (a) the assets listed on Schedule 2.2(a) (the "Excluded Other
Assets");

          (b) all cash and cash equivalents, either on hand or in banks, of the Sellers;

          (c) all original Books and Records relating to Taxes;

          (d) the real property, together with all buildings, facilities, fixtures and other improvements thereon and all easements, rights of way and transferable Permits and other appurtenances thereto, located in Casa Grande, Arizona;

          (e) all the contracts, agreements, leases and commitments (i) primarily arising out of or relating to the Excluded Other Assets or (ii) set forth on Schedule 2.2(e);

          (f) all rights of any Seller pertaining to any claims, causes of action, rights of recovery, set-offs, or defenses of any kind primarily pertaining to, and arising out of, the Excluded Other Assets;

          (g) all assets relating to the Discontinued Operations, as set forth on Schedule 2.2(g);

          (h) all rights of any Seller arising under or in connection with any insurance policies or other contracts of insurance of any Seller or acquired or assumed by any Seller prior to the Closing Date primarily relating to the Excluded Other Assets and the proceeds or benefits of such insurance policies;

          (i) all assets held in any trust or in connection with any Plan except as otherwise provided in Section 6.11;

          (j) all rights to refunds of Taxes paid by the Sellers or which are otherwise the responsibility of the Sellers under this Agreement, including, without limitation, those relating to (i) any Pre-Closing Period and (ii) any Post-Closing Period relating to the Excluded Assets;

          (k) all capital stock of any Person, including, without limitation, of the Subsidiary Sellers, and all assets of the Company's Subsidiaries listed on Schedule 2.2(k);

          (l) the Sellers' rights under this Agreement and the other Transaction Documents;

          (m) all directors' and officers' liability insurance policies and rights thereunder; and

          (n) the proceeds of any of the foregoing.

     2.3 Assumption of Liabilities. Upon the Closing, Buyer shall assume and agree to pay, honor and discharge, in a timely manner in accordance with the terms thereof, only the following liabilities of the Sellers (the "Assumed Liabilities"):

          (a) the liabilities and obligations of any Seller arising after the Closing Date under the Assigned Contracts, the Assigned Real Property Leases and the Assigned Non-Property Leases; provided that Buyer shall not assume any liability or obligation that constitutes a breach of a representation or warranty contained herein or that is due to any breach or default by any Seller;

          (b) subject to Section 2.4(a), all Current Liabilities of the Sellers incurred in the ordinary course of business to the extent related to the Purchased Divisions, Purchased Assets or the Affected Employees and to the extent reflected on the Closing Balance Sheet (other than liabilities and obligations related to Taxes (except for accrued sales and use taxes and accrued real property taxes reflected on the Closing Balance Sheet, which are Assumed Liabilities), costs of the transactions contemplated by this Agreement, environmental claims, any liabilities relating to employees who are non-Affected Employees or severance expenses);

          (c) all liabilities and obligations arising under or in connection with the Pension Plan and the Retiree Health Plans; and

          (d) all liabilities and obligations arising under any Environmental Law relating to the Facilities located in Peoria, Illinois, including all such liabilities and obligations arising out of or in connection with the use, storage, handling, treatment, processing, intra-Facility disposal, generation or intra-Facility transportation, Release and/or threatened Release of any Hazardous Materials at such location and/or migration of any Hazardous Materials to or from such location (collectively "On-Site Peoria Conditions"), provided, however, that all liabilities and obligations arising under any Environmental Laws relating to the disposal, transportation, Release or threatened Release of any Hazardous Materials at any off-site location prior to the Closing Date shall be the sole liability and responsibility of the Sellers.

     2.4 Excluded Liabilities. Buyer and the Sellers agree that Buyer is not assuming any liabilities or obligations of the Sellers except as expressly provided in Sections 2.3 and 5.1, such excluded liabilities to include (the "Excluded Liabilities"):

          (a) all liabilities and obligations for Indebtedness, including all liabilities arising out of the Credit Documents;

          (b) any liability of the Sellers for Taxes (other than any liability for accrued sales and use taxes and accrued real property taxes reflected on the Closing Balance Sheet);

          (c) all liabilities and obligations arising out of the Excluded Assets and all liabilities and obligations relating to the Discontinued Operations;

          (d) except as set forth in Section 2.3(d), all liabilities and obligations arising under any Environmental Law relating to the operation of the Purchased Divisions or the condition of the Purchased Assets prior to the Closing Date, including all such liabilities and obligations arising out of or in connection with the use, storage, handling, treatment, processing, disposal, generation, transportation, Release and or threatened Release of any Hazardous Materials at any on-site or off-site location;

          (e) subject to Sections 2.3(b), all liabilities (other than liabilities under the Pension Plan or the Retiree Health Plans) related to any employee or any former employee of any Seller or any Plan (other than the Pension Plan and the Retiree Health Plans) including any plan providing retiree health benefits;

          (f) unless specifically provided in Sections 2.3(c) or 2.3(d), all liabilities arising in connection with any claim, action, suit or proceeding instituted against Buyer or any of its Affiliates before, on or after the Closing Date relating to the conduct of the business of the Sellers prior to the Closing Date, including those matters disclosed in the
Schedule 3.10 hereto; and

          (h) all liabilities for checks which have been written for the account of any Seller and which have not been cashed, cleared or otherwise settled on or before the Closing Date.

     2.5 Purchase Price. In consideration of the purchase by Buyer of the Purchased Assets, Buyer shall, on the Closing Date, pay to the Company by wire transfer of immediately available funds to such bank account or accounts designated by the Company in writing at least two (2) Business Days prior to the Closing Date the aggregate purchase price of Eight Million Seven Hundred and Fifty Thousand United States dollars ($8,750,000.00), as adjusted pursuant to Sections 2.7 and 2.8 (such amount, the "Purchase Price").

     2.6 Cancellation of Intercompany Accounts Receivable and Accounts Payable. All intercompany accounts receivable, intercompany accounts payable and other obligations due and owing between any Seller and any of its Affiliates shall be cancelled as of the Closing Date.

     2.7  Pre-Closing Net Working Capital.

          (a) Prior to the Closing Date, but in no event more than seven
(7) Business Days prior to the Closing Date, the Sellers shall prepare in good faith an estimated balance sheet of the Purchased Assets and the Assumed Liabilities as of the Closing Date (the "Estimated Closing Balance Sheet"), which shall include an estimate of the net working capital included in the Purchased Assets and the Assumed Liabilities at the Closing Date ("Estimated Net Working Capital"), which shall quantify in reasonable detail the items constituting Current Assets that are included in the Purchased Assets and the items constituting Current Liabilities that are included in the Assumed Liabilities and which shall exclude from the calculation the Excluded Assets and Excluded Liabilities. The Estimated Closing Balance Sheet and the Estimated Net Working Capital shall be prepared in accordance with GAAP consistently applied. Buyer shall review the Estimated Closing Balance Sheet and Estimated Net Working Capital and the parties shall resolve in good faith any disagreements relating thereto as soon as practicable, but in no event later than three (3) Business Days prior to the Closing. In the event that the parties are unable to resolve any disagreement relating thereto, the Estimated Net Working Capital shall be deemed to be equal to Buyer's good faith estimate of the net working capital included in the Purchased Assets and the Assumed Liabilities for the purposes of adjusting the Purchase Price pursuant to Section 2.7(b).

          (b) The Purchase Price shall be adjusted as of the Closing Date as follows: (i) If the Estimated Net Working Capital is less than $26,911,000 (the "Target"), then the Purchase Price shall be reduced by the amount of such difference or (ii) if the Estimated Net Working Capital exceeds the Target, then the Purchase Price shall be increased by the amount of such excess.

     2.8  Post-Closing Working Capital Adjustment.

          (a) Within 30 days after the Closing Date, Sellers shall deliver to Buyer a preliminary balance sheet of the Purchased Assets and the Assumed Liabilities as of the Closing Date, prepared in accordance with GAAP consistently applied (the "Preliminary Closing Balance Sheet"), and a calculation of net working capital included in the Purchased Assets and the Assumed Liabilities, prepared in accordance with GAAP consistently applied ("Preliminary Net Working Capital") which shall quantify in reasonable detail the items constituting Current Assets that are included in the Purchased Assets and the items constituting Current Liabilities that are included in the Assumed Liabilities and which shall exclude from the calculation the Excluded Assets and Excluded Liabilities. Buyer will give the Sellers and their representatives reasonable access to the Books and Records of the Purchased Assets and the Assumed Liabilities for the purpose of preparing the Preliminary Closing Balance Sheet. Buyer and its representatives shall review the Preliminary Closing Balance Sheet, which review shall be completed within 90 days after the Closing Date. During such period of time Buyer may dispute the Preliminary Closing Balance Sheet only with regard to the calculation of Preliminary Net Working Capital. If Buyer shall raise any dispute relating to the calculation of Preliminary Net Working Capital, Buyer, the Sellers and their respective representatives shall use their reasonable best efforts to promptly resolve any such dispute and reach agreement in good faith on the calculation of Preliminary Net Working Capital. If such agreement has not been reached within 30 days (or longer, as mutually agreed by the parties) after delivery of a dispute notice by Buyer, Buyer and the Sellers shall submit the disagreement to a nationally recognized independent accounting firm (other than Buyer's, Guarantor's or any Seller's accountants) jointly selected by Buyer and the Sellers. The resolution by such firm of such disagreement and its determination of the amount of the Preliminary Net Working Capital shall be completed as promptly as practicable and shall be final and binding upon Buyer and the Sellers. The Preliminary Net Working Capital as finally determined in accordance with this Section 2.8(a) shall be referred to as "Final Net Working Capital." The Preliminary Closing Balance Sheet as finally determined in accordance with this Section 2.8(a) shall be referred to as "Closing Balance Sheet." The fees, costs and expenses of the independent accounting firm selected in the event of a dispute shall be shared equally by the Sellers, on the one side, and Buyer, on the other side. The Sellers shall pay the fees, costs and expenses of their accountants and Buyer shall pay the fees, costs and expenses of its accountants.

          (b) If Final Net Working Capital exceeds Estimated Net Working Capital, then Buyer shall pay to the Sellers the amount of such excess ("Buyer's Refund Amount"), together with interest thereon from the Closing Date at 6% per annum; provided, however, that if, as provided in the last sentence of Section 2.7(a), Buyer's good faith estimate of the net working capital included in the Purchased Assets and the Assumed Liabilities was used to determine the Estimated Net Working Capital for the purposes of adjusting the Purchase Price pursuant to Section 2.7(b), then Buyer shall also pay to Sellers, concurrently with the payment of Buyer's Refund Amount, an additional amount equal to fifteen percent (15%) of Buyer's Refund Amount. If Final Net Working Capital is less than Estimated Net Working Capital, then the Sellers shall pay to Buyer the amount of such difference, together with interest thereon from the Closing Date at 6% per annum.

          (c) Any amount required to be paid by Buyer or the Sellers pursuant to Section 2.8(b) shall be paid no later than five (5) Business Days after the determination of Final Net Working Capital by wire transfer of immediately available funds to an account or accounts designated in writing by the party entitled to such payment.

          (d) For purposes of determining the Estimated Net Working Capital and Final Net Working Capital (i) the corporate level reserves for doubtful accounts related to the Purchased Corporate Assets (i.e., $3,150,000, as specifically set forth on Schedule 2.8(d)) and the corporate level reserves for obsolete and slow-moving inventory related to the Purchased Corporate Assets (i.e., $1,250,000) that were reflected on the balance sheet at October 31, 2002, may not be decreased and may not be used to offset deficiencies in other reserves of the Sellers; provided, however, that the reserve for doubtful accounts shown on Schedule 2.8(d) may be reduced in the amount that any account receivable relating to a specific reserve is collected, (ii) the accrual captioned "Other Accrued" with respect to the Foreign Division on the balance sheet at October 31, 2002 (i.e., $928,000) will not be decreased, (iii) the reserve for the "Qwest installation expense" with respect to the Enclosures Division on the balance sheet at October 31, 2002 (i.e, $335,000) will not be decreased; provided, however, that the accrual may be reduced in the amount that actual costs are incurred for the specific intended purpose the accrual was established for and (iv) all Current Liabilities with respect to the Pension Plan are not included in the calculation.

          (e) If the Sellers shall receive any instrument of payment relating to any of the Current Assets transferred to Buyer pursuant to
Section 2.1(c), the Sellers shall forthwith deliver such instrument to Buyer, endorsed where necessary, in favor of Buyer. Sellers shall take all steps necessary to terminate or cancel any "sweep" of Acquired Accounts by lenders of the Sellers as of the Closing.

     2.9 Closing. The closing of the sale referred to in Section 2.1, the assumption referred to in Section 2.3, and any other transaction contemplated hereby (the "Closing") shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, or such other location as shall be mutually agreed upon by the Sellers and Buyer, at 10:00 a.m. (local time) on the earliest Business Day permitted by Rule 14c-2 of the Exchange Act or, if all of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) have not been satisfied or waived by the Sellers or Buyer, as appropriate, on such date, at a date to be mutually agreed upon by the Sellers and Buyer, which shall be at least one (1) but no more than three (3) calendar days after the date following the satisfaction or waiver by the Sellers or Buyer, as appropriate, of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions); provided, however, that in the event the parties are not able to mutually agree on a Closing Date in accordance with the immediately preceding clause, the parties agree that the Closing Date shall be on the third (3rd) calendar day following the satisfaction or waiver of all of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) or, if such day shall not be a Business Day, on the first Business Day thereafter.

     2.10 Nontransferability. Subject to Section 7.2(d), to the extent that the transactions contemplated hereby would constitute the assignment of any contract, lease, commitment, sales order, purchase order, account, license, Permit, membership or undertaking of any Seller in violation of the terms thereof, this Agreement shall not constitute an agreement to assign the same. Such Seller shall (i) hold in trust for the benefit and account of Buyer (at Buyer's expense) any non-assignable Purchased Assets, (ii) remit to Buyer all amounts paid to such Seller with respect thereto after the Closing promptly upon the receipt thereof and (iii) when such non-assignable Purchased Assets become assignable to Buyer without constituting a breach thereof, promptly assign or otherwise transfer such assets to Buyer. So long as the Sellers shall comply with their obligations under and pursuant to the immediately preceding sentence, Buyer shall pay, honor and discharge, in a timely manner, any and all liabilities and obligations under such non-assignable Purchased Assets. Nothing contained herein shall relieve the Sellers of their obligations hereunder to obtain all necessary consents for the assignment of the Purchased Assets.

     2.11 Allocation of Purchase Price. Buyer and the Sellers agree to allocate the aggregate purchase price to be paid for the Purchased Assets and the Assumed Liabilities, in such manner as Buyer and the Sellers agree, as promptly as possible following the date of final determination of the Closing Balance Sheet, in a manner consistent with Section 1060 of the Code. Buyer and the Sellers agree to timely file any information that may be required to be filed under Section 1060 of the Code and Treasury Regulations thereunder. None of the Sellers or Buyer shall file any Tax Return or take any position for any tax purpose inconsistent with the allocation determined pursuant to this Section 2.11.

     2.12 Further Assurances; Post-Closing Cooperation. (a) Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, at Buyer's reasonable request, any Seller shall execute and deliver to Buyer such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as shall be reasonably deemed necessary to transfer, convey and assign to Buyer, and to confirm Buyer's title to, all of the Purchased Assets. Without limiting the provisions of this Section 2.12(a), to the extent that Buyer discovers any additional assets or properties, including without limitation, any Intellectual Property, which should have been transferred to Buyer as Purchased Assets or Purchased Intellectual Property, the Sellers shall cooperate with Buyer and execute and deliver any instruments of transfer or assignment reasonably necessary to transfer and assign such assets or properties to Buyer, and Buyer shall be solely responsible for all costs relating to the preparation and the filing or other recordation of any such instruments of transfer or assignment. Without limiting the provisions of this Section 2.12(a), to the extent that the Sellers discover any assets or properties, including, without limitation, any Intellectual Property, which does not constitute Purchased Assets or Purchased Intellectual Property and/or which was inadvertently or otherwise mistakenly transferred to Buyer and/or which is an asset or properties, including, without limitation, any Intellectual Property, that is an Excluded Asset which was inadvertently or otherwise mistakenly transferred to Buyer, Buyer shall cooperate with any Seller and execute and deliver any instruments of transfer or assignment reasonably necessary to transfer and assign such asset or property back to such Seller or an Affiliate of such Seller which such Seller designates, or otherwise re-vest in such Seller or its designated Affiliate title to such asset or property, and the Sellers shall be solely responsible for all costs relating to the preparation and the filing or other recordation of any such instruments of transfer or assignment.

          (b) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Purchased Divisions, the Purchased Corporate Assets, or the Excluded Other Assets with respect to the period prior to the Closing Date in its possession and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any governmental or regulatory authority, (iv) the determination or enforcement of the rights and obligations of any Indemnified Party or (v) in connection with any actual or threatened action or proceeding. Any information obtained by such party in accordance with this Section 2.12 shall be treated as Confidential Information in accordance with Section 6.3.

          (c) If requested by Buyer, the Sellers shall use commercially reasonable efforts to assist Buyer and its accountants, at Buyer's cost and expense, in the preparation of historical financial statements of the Purchased Divisions and the Purchased Corporate Assets.

          (d) Notwithstanding anything to the contrary contained in this
Section 2.12, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with Section 2.12 shall be subject to applicable rules relating to discovery.

                                ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE SELLERS

          The Sellers jointly and severally represent and warrant, as of the date hereof and (except with respect to Section 3.4(d)) as of the Closing Date, to Buyer as follows:

     3.1  Organization.

          (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to carry on its business as presently conducted, to own or lease of the Purchased Assets held by it and to execute and deliver this Agreement and the other Transaction Documents to which the Company is a party and to perform its obligations hereunder and thereunder.

          (b) Rohn Construction is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas with all requisite corporate power and authority to carry on its business, to own or lease its respective portion of the Purchased Assets and to execute and deliver this Agreement and the other Transaction Documents to which Rohn Construction is a party and to perform its obligations hereunder and thereunder.

          (c) Rohn Products is a corporation duly organized, validly existing, and in good standing under the laws of the State of Indiana with all requisite corporate power and authority to carry on its business, to own or lease its respective portion of the Purchased Assets and to execute and deliver this Agreement and the other Transaction Documents to which Rohn Products is a party and to perform its obligations hereunder and thereunder.

          (d) Rohn Mexico is a sociedad anonima de capital variable duly organized, validly existing, and in good standing under the laws of the United Mexican States with all requisite corporate power and authority to carry on its business, to own or lease its respective portion of the Purchased Assets and to execute and deliver this Agreement and the other Transaction Documents to which Rohn Mexico is a party and to perform its obligations hereunder and thereunder.

          (e) Rohn Services is a sociedad anonima de capital variable duly organized, validly existing, and in good standing under the laws of the United Mexican States with all requisite corporate power and authority to carry on its business, to own or lease its respective portion of the Purchased Assets and to execute and deliver this Agreement and the other Transaction Documents to which Rohn Services is a party and to perform its obligations hereunder and thereunder.

          (f) Rohn Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Alabama with all requisite corporate power and authority to carry on its business, to own or lease its respective portion of the Purchased Assets and to execute and deliver this Agreement and the other Transaction Documents to which Rohn Sub is a party and to perform its obligations hereunder and thereunder.

          (g) Rohn Installation is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to carry on its business, to own or lease its respective portion of the Purchased Assets and to execute and deliver this Agreement and the other Transaction Documents to which Rohn Installation is a party and to perform its obligations hereunder and thereunder.

     3.2 Authorization. The execution, delivery and performance of this Agreement and the other Transaction Documents to be executed and delivered by each Seller as contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the respective Board of Directors of each such Seller. Subject to the approval of the shareholders of the Sellers, including, in the case of the Company, pursuant to Sections 242 and 271 of the DGCL, if necessary, no other corporate action on the part of each Seller is necessary to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to be executed and delivered by each Seller as contemplated hereby and the consummation by each Seller of the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents to be executed and delivered by the Sellers as contemplated hereby, when delivered in accordance with the terms hereof, shall be valid and binding obligations of each such Seller enforceable against such Seller in accordance with their terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors' rights generally and to general equitable principles.

     3.3 Consents and Approvals; No Violations. Except as set forth on
Schedule 3.3 and (ii) any consents, approvals, waivers of or amendments that may be required under the Credit Agreement and/or the Bank Security Agreement in connection with, or to consummate, the transactions contemplated by this Agreement and the other Transaction Documents necessary to release any security interest in any of the Purchased Assets held by the lenders under the Credit Agreement (the "Bank Consent"), the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby will not, with or without the giving of due notice or the lapse of time or both: (a) violate, conflict with, or result in a breach or default under any provision of the respective certificate of incorporation or by-laws (or other appropriate organizational document(s)) of any Seller;
(b) violate in any material respect any statute or ordinance or any order, judgment or decree of any court or any governmental or regulatory body, agency or authority applicable to any Seller or the Purchased Assets or by which the Purchased Assets may be bound; (c) subject to any obligations of the Company pursuant to Section 14 of the Exchange Act, require any filing by any Seller or require any Seller to obtain any Permit, consent or approval of, or require any Seller to give any notice to, any governmental or regulatory body, agency or authority or any other person or entity, including, without limitation, under any Assigned Contract or Permit; (d) result in a material violation or material breach by any Seller of, constitute (with or without due notice or lapse of time or both) a material default by any Seller (or give rise to any right of termination, cancellation, payment or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, Permit, agreement, lease, or franchise agreement to which any Seller is a party, or by which any Seller or the Purchased Assets are bound, or (e) give rise to a declaration or imposition of any Encumbrance on any Purchased Asset.

     3.4 Financial Statements; Material Adverse Change; Absence of Changes.
(a) The Sellers have heretofore furnished Buyer with the unaudited pro-forma balance sheet of the Purchased Divisions and the Purchased Corporate Assets as of December 31, 2001 and the related pro-forma statements of income for the fiscal year ended December 31, 2001 (collectively the "Year-end Financial Statements") and the unaudited pro-forma balance sheet of the Purchased Divisions and the Purchased Corporate Assets as of October 31, 2002 and the related pro-forma statements of income for the ten (10) month period then ended (the "Interim Financial Statements" and, together with the Year-end Financial Statements, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP consistently applied. The Financial Statements fairly present the financial condition of the Purchased Divisions and the Purchased Corporate Assets at the dates thereof and the related statements of income fairly present the results of operations of the Purchased Divisions (including effects of the Purchased Corporate Assets) for the periods indicated. All reserves reflected in the Financial Statements have been established in the ordinary course of business, in accordance with GAAP, consistently applied. The Acquired Accounts are all of the accounts of the Sellers into which customers of the Sellers deposit funds.

          (b) Except for the execution and delivery of this Agreement, the transactions to take place pursuant hereto on or prior to the Closing Date and the events, facts or occurrences set forth on Schedule 3.4(b), since the date of the Interim Financial Statements, there has not been a Material Adverse Change.

          (c) Except as reflected or reserved against in the Financial Statements or in the notes thereto or as disclosed on Schedule 3.4(c), there are no liabilities, Indebtedness or obligations against, relating to the Purchased Divisions or affecting the Purchased Assets, other than those incurred since the date of the Interim Financial Statements in the ordinary course of business consistent with past practice (none of which relates to any breach of contract, breach of warranty, tort, infringement or violation of Law or arose out of any action, proceeding, claim, complaint, grievance, investigation or unfair labor practice complaint, grievance or investigation).

          (d) Except as set forth on Schedule 3.4(d), since the date of the Interim Financial Statements, the Sellers have conducted their business in the ordinary course consistent with past practice and there has not been any:

          (i) in a single transaction or a series of related transactions, sale (including by sale-leaseback), lease, license, pledge, transfer or disposition of any assets of the Purchased Divisions, other than sales of inventory in the ordinary course of business and consistent with past practice;

          (ii) acquisition of or agreement to acquire by merging with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, association or other business entity, in a transaction or series of related transactions;

          (iii) change in any accounting methods, principles or practices by the Sellers affecting the Purchased Divisions;

          (iv) revaluation by the Sellers of any of the Purchased Assets or Assumed Liabilities, including without limitation, any write-offs, increases or decreases in any reserves or any write-up or write-down of the value of inventory, property, plant, equipment or any other property, in each case, which would constitute Purchased Assets or Assumed Liabilities, or any change in any assumptions underlying, or facts relating to, or methods of calculating, any bad debt, contingency or other reserves relating to the Purchased Divisions;

          (v) Indebtedness incurred, assumed or guaranteed by the Sellers or any commitment to incur Indebtedness entered into by the Sellers, in each case, which would constitute Assumed Liabilities, or any loans made or agreed to be made by the Sellers, other than relating to performance or surety bonds;

          (vi) increase in the compensation or benefits of any officer or other employee (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation or benefits payable or to become payable to any officers or employees;

          (vii) granting of any bonus, incentive compensation, severance, termination, change of control, service, award or other like benefit to any officer or other employee;

          (viii) incurrence or imposition of an Encumbrance, other than Permitted Encumbrance, on any of the Purchased Assets;

          (ix) delay or failure to pay or perform any Assumed Liability (including accounts payable) of the Sellers when due;

          (x) acceleration or prepayment of any accounts receivable or any Indebtedness or other material obligation constituting a Purchased Asset owed to any Seller before it is due or otherwise owed;

          (xi) termination, amendment, modification or waiver of, or any breach, violation or default by any party under, any Assigned Contract or enter into any contract that would be required to be disclosed on Schedule 3.9;

          (xii) forgiveness, waiver or agreement to extend repayment of any Indebtedness or other material obligation owed by or to any Seller, other than under the Credit Agreement;

          (xiii) disposition or lapse of any rights to use any of the Purchased Intellectual Property;

          (xiv) capital expenditures or commitments for additions to any property of any Seller relating to the Purchased Divisions and constituting capital assets not previously contained in a capital budget furnished to Buyer; or

          (xv) except as provided in Section 6.12, negotiation, discussion or contract or agreement to take or agree to take any of the actions described in this subsection (d).

     3.5 Assigned Real Property Leases. Schedule 3.5 contains a list and description of the term of and annual rent on each Assigned Real Property Lease. The Seller set forth opposite each Assigned Real Property Lease in
Schedule 3.5 is the lessee or sublessee under such Assigned Real Property Lease. The applicable Seller has good and valid leasehold title to each property subject to an Assigned Real Property Lease, free and clear of all Encumbrances, other than Permitted Encumbrances. The Sellers have delivered to Buyer true, correct and complete copies of each Assigned Real Property Lease and all amendments thereto. Each Assigned Real Property Lease is in full force and effect and constitutes a legal, valid and binding agreement of the Seller party thereto and, to the Seller's knowledge, the lessor thereto, enforceable against such Seller and, to the Seller's knowledge, the lessor thereto, in accordance with such terms. Except as disclosed on
Schedule 3.5, neither the Seller party thereto nor, to the Seller's knowledge, the lessor thereto, is in violation or breach of, or default under, any such Assigned Real Property Lease (or with notice or lapse of time or both, would be in violation or breach of or default under, any such Assigned Real Property Lease) in any material respect.

     3.6 Title to Properties; Encumbrances. Except as set forth on Schedule 3.6, the Sellers have good and valid title to all Purchased Assets (tangible and intangible), in each case subject to no Encumbrance, except for (i) liens arising by operation of Law which are, individually or in the aggregate, of immaterial amount (other than Taxes not included in clause
(ii) hereof), other than under ERISA or section 412 of the Code, (ii) Encumbrances for current taxes, assessments or governmental charges or levies on property not due and payable as of the Closing Date, (iii) Encumbrances arising from the Credit Documents, (iv) with respect to real property, any zoning, building codes and other land use Laws regulating the use or having jurisdiction over real property, which do not, individually or in the aggregate, have a material impact on the use or value of such property, and (v) with respect to real property, any easements, covenants, conditions restrictions or other similar matters of record affecting title to such property which would not or do not impair the use or occupancy of such property in its current use and operation. Encumbrances referred to in clauses (i) through (v) above are collectively referred to as "Permitted Encumbrances." Upon the Closing, the Sellers will transfer to Buyer good and valid title to all of the Purchased Assets subject to no Encumbrance (other than Permitted Encumbrances, but not including Encumbrances arising from the Credit Documents). Except as set forth on Schedule 3.6, the Purchased Assets are in good working order and condition, ordinary wear and tear excepted. The Purchased Assets constitute all assets necessary for the conduct of the Purchased Divisions as currently conducted.

     3.7 Purchased Real Property. Schedule 2.1(h) contains a list of all the real property included in the Purchased Assets and a list of all indebtedness secured by a lien, mortgage or deed of trust thereon. All of the buildings, structures and appurtenances situated on the real property listed or required to be listed on Schedule 2.1(h) are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and are adequate and suitable for the purpose for which they are presently being used. The real property set forth on Schedule 2.1 (h) and the property subject to an Assigned Real Property Lease constitute all of the real property interests owned, leased or occupied in whole or in part by any Seller which are used in or necessary in connection with the business of the Purchased Divisions.

     3.8 Tax Matters. (a) Each Seller has timely filed or caused to be timely filed with the appropriate Tax Authorities all material Tax Returns for any Tax that are required to be filed with respect to the Purchased Assets prior to the Closing Date.

          (b) Except as set forth on Schedule 3.8(b), no material Tax liens have been filed with respect to the Purchased Divisions and no material cliams are being asserted in writing that would give rise to a Tax lien with respect to the Purchased Assets.

          (c) Except as set forth on Schedule 3.8, there is no action, suit proceeding investigation, audit or cliam now pending or, to the knowledge of any Seller, threatened, by any Tax Authority regarding any material Tax, relating to the Purchased Assets for any taxable year or other taxable period.

     3.9 Material Contracts. (a) Schedule 3.9(a) sets forth a true and complete list of all written contracts, agreements or commitments with respect to the Purchased Divisions which constitute the following: (i) any agreement, contract or commitment limiting the freedom of any Seller to engage in any line of business similar to the Purchased Divisions or to compete with any other Person in any business similar to the Purchased Divisions; (ii) any agreement, contract or commitment relating to capital expenditures in excess of $100,000; (iii) any notes, mortgages, indentures, letters of credit, performance bonds and other agreements and instruments for or relating to any lending or indebtedness or any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person other than the endorsement of negotiable instruments for collection in the ordinary course of business; (iv) any loan or advance to, or investment in, any Person, or any agreement, contract or commitment relating to the making of any such loan, advance or investment, (v) any agreement, contract or commitment not entered into in the ordinary course of business in excess of $25,000; (vi) any collective bargaining or similar labor contract covering any employee; (vii) any other agreements, contracts or commitments that involve the payment or potential payment pursuant to the terms of such agreement, contract or commitment, by or to the Sellers of more than $100,000 annually or (viii) all material licenses and agreements with respect to Purchased Intellectual Property. Each contract or agreement set forth on Schedule 3.9(a) or required to be set forth in
Schedule 3.9(a) is in full force and effect and constitutes a legal, valid and binding agreement of the Seller party thereto and, to each Seller's knowledge, of each other party thereto, enforceable against such Seller and, to each Seller's knowledge, each other party thereto, in accordance with its terms. Except as set forth on Schedule 3.9(a), no Seller and, to each Seller's knowledge, no other party thereto, is in violation or breach of, or default under, any such contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such contract) in any material respect. A true and complete copy of each contract set forth on Schedule 3.9(a) has been provided to Buyer. Except as set forth on Schedule 3.9(a), there are no material oral contracts with respect to the Purchased Divisions.

          (b) Except as set forth on Schedule 3.9(b), the execution, delivery and performance by each Seller of this Agreement, and the consummation of the transactions contemplated hereby, will not (A) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (B) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under any contract required to be disclosed pursuant to this Section 3.9 or any Assigned Contract.

     3.10 Litigation. Except as set forth on Schedule 3.10, there are no material claims and no actions, suits or proceedings pending or, to the knowledge of any Seller, threatened, before or by any court, arbitrator, mediator or federal, state, municipal or other governmental department, commission, board, agency or instrumentality against any Seller relating to the Purchased Assets or the operation of the Purchased Divisions. None of the Sellers, or any of the Purchased Assets or the operation of the Purchased Divisions, is subject to any order, writ, injunction, judgment or decree of any court or other governmental agency or authority.

     3.11 Compliance with Laws and Regulations. Except as set forth on
Schedule 3.11, each Seller is in compliance, in all material respects, with all applicable foreign, federal, state and municipal statutes, ordinances, regulations, orders, judgments and decrees, relating to the Purchased Assets or the operation of the Purchased Divisions.

     3.12 Environmental Matters. (a) Notwithstanding any other provision in this Agreement, this Section 3.12 contains the exclusive representations of Sellers concerning matters arising under or relating to Environmental Laws.

          (b) Except as set forth on Schedule 3.12:

          (i) Each Seller (with respect to the Purchased Divisions) and each Facility is in material compliance with all, and each Seller (with respect to the Purchased Divisions) has no material liability under any, applicable Environmental Laws;

          (ii) There are no present or past material Environmental Conditions relating to any Seller (with respect to the Purchased Divisions), any Facilities or, to the Sellers' knowledge, any real property formerly owned or operated by the Sellers (with respect to the Purchased Divisions) or the Purchased Divisions;

          (iii) No Seller (with respect to the Purchased Divisions) is a potentially responsible party with respect to any foreign, federal, state, or local environmental clean-up site or with respect to investigations, remediation or corrective actions under any Environmental Law, except for sites, investigations, remediation or corrective actions that would not reasonably be expected to be material;

          (iv) No Seller has received notice of any alleged, actual or potential claim, demand, action, investigation or administrative or judicial proceeding in connection with the Purchased Divisions regarding (A) any Release or threatened Release of any Hazardous Materials at any Site or other location, (B) any violation of or non-compliance by any Seller with the conditions of any Permit required under any Environmental Law or the provisions of any Environmental Law with respect to the Purchased Divisions or any Site, or (C) any actual or threatened injury or damage to any Person, property, natural resource or the environment arising from or relating to any Release, threatened Release, generation, transportation, disposal or presence of any Hazardous Materials with respect to the Purchased Divisions; in the case of each of
          (A), (B) or (C) that would not reasonably be expected to be material; and

          (v) Each Seller has obtained all material permits, licenses and approvals required by applicable Environmental Laws with respect to the Purchased Assets or the Purchased Divisions.

          (c) The Sellers have delivered or made available to Buyer copies of all material environmental audits or other studies or reports in the Sellers' possession concerning any Environmental Condition relating to the Purchased Divisions or the Sites.

          (d) None of the items disclosed in Schedule 3.12 (other than with respect to on-site conditions at the Peoria Facility) are reasonably likely to, individually or in the aggregate, constitute a Material Adverse Change.

     3.13 Permits. Schedule 3.13 contains a list of the Permits which are necessary to operate the Purchased Divisions as the Purchased Divisions are currently operated. Except as set forth on Schedule 3.13, (a) each Seller is in material compliance with all Permits necessary in connection with the ownership, operation and maintenance of the Purchased Assets; and (b) no proceeding to modify, suspend, revoke, withdraw, terminate or otherwise limit any Permit is pending or, to the knowledge of any Seller, threatened.

     3.14 Customers and Suppliers.

          (a) Schedule 3.14(a) includes a list of the ten (10) largest customers of each of the Purchased Divisions by dollar volume of sales made or services provided during the last twelve (12) months. Except as set forth on Schedule 3.14(a), (i) in the last twelve (12) months, no customer listed on Schedule 3.14(a) has cancelled or otherwise terminated, or threatened to cancel or otherwise terminate, its relationship with any Seller; (ii) in the last twelve (12) months, no Seller has received written notice that any customer listed on Schedule 3.14(a) intends to cancel or otherwise adversely modify its relationship with any Seller; and (iii) the Sellers are in compliance in all material respects with their obligations to their customers.

          (b) Schedule 3.14(b) includes a list of the ten (10) largest suppliers of each of the Purchased Divisions by dollar volume of sales made or services provided during the last twelve (12) months. Except as set forth on Schedule 3.14(b), (i) in the last twelve (12) months, no supplier listed on Schedule 3.14(b) has cancelled or otherwise terminated, or threatened to cancel or otherwise terminate, its relationship with any Seller; (ii) in the last twelve (12) months, no Seller has received written notice that any supplier listed on Schedule 3.14(b) intends to cancel or otherwise adversely modify its relationship with any Seller; and (iii) the Sellers are in compliance in all material respects with their obligations to their suppliers, vendors and other providers of services. Those suppliers listed on Schedule 3.14(b) have not materially increased the prices charged to the Sellers since December 31, 2001.

     3.15 Labor Matters; Employee Benefits. (a) Except as set forth on
Schedule 3.15(a), (i) there is no labor strike, dispute, slowdown, stoppage or lockout pending, or to the knowledge of any Seller, threatened against or affecting the Purchased Divisions, (ii) there is no unfair labor practice charge or complaint or any other claim against any Seller with respect to the Purchased Divisions pending or, to the knowledge of any Seller, threatened before the National Labor Relations Board or any similar agency or union, (iii) to the Sellers' knowledge, there are no petitions for election or demands for certification or recognition pending or threatened, and (iv) none of the Sellers' employees has been improperly characterized as an independent contractor or leased employee.

          (b) WARN Act. The Sellers have given the notifications under the Worker Adjustment and Retraining Notification Act (the "WARN Act") to each employee located at the Sellers' Facilities located in Peoria, Illinois and Bessemer, Alabama.

          (c) Schedule 3.15(c) sets forth a true and complete list of all material Plans and any Plan for which Buyer may have any liability by reason of the transactions contemplated by this Agreement. Except as set forth on Schedule 3.15(c), no Seller has any material unwritten compensation arrangements which, if put into writing, would constitute a Plan.

          (d) The Company has delivered or made available to Buyer a true and complete copy of:

               (i) The Rohn Industries, Inc. Pension Plan (the "Pension Plan") and the Rohn Industries, Inc. 401(k) Profit Sharing Plan ( the "Investment Plan" and together with the Pension Plan, the "Retirement Plans") and any related funding agreements (e.g., trust agreements or insurance contracts), including all amendments (and Schedule 3.15(d) includes a description of any such amendment that is not in writing);

               (ii) The current draft of the Summary Plan Description of each Retirement Plan and Form 5500 filings including all schedules for at least the last two years;

               (iii) The most recent Internal Revenue Service determination letter for each Retirement Plan, which determination letter, except as set forth on Schedule 3.15(d), reflects all amendments that have been made to the Retirement Plan; and

               (iv) The most recent trustee's report for each of the Retirement Plans showing the type of investment and value of each trust asset.

          (e) Except as set forth on Schedule 3.15(e), the Pension Plan has not incurred any "accumulated funding deficiency", as defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, as of the last day of the most recent fiscal year ended prior to the Closing Date, and all contributions required to be made with respect thereto on or prior to the Closing date have been timely made.

          (f) Except as set forth in Schedule 3.15(f), no Plan is a "multi-employer plan", as defined in Section 3(37) of ERISA, nor is any Plan a plan described in Section 4063 of ERISA. Except as set forth in
Schedule 3.15(f), no withdrawal liability is owed, or as a result of this transaction (and assuming that the provisions of ERISA Section 4202 are not applicable), will be owed by any Seller to any multi-employer plan.

          (g) With respect to the Pension Plan, no liability under Title IV of ERISA has been incurred by any Seller or by any ERISA Affiliate, since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a risk to any Seller or any ERISA Affiliate of incurring a liability under such Title other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due). Except as set forth in Schedule 3.15(g) with respect to the Pension Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan did not exceed, as of its latest valuation date, the then current value of the assets of such Plan allocable to such accrued benefits.

          (h) Except as set forth on Schedule 3.15(h), each Retirement Plan complies currently, and has complied in the past, both in form and operation, in all material respects, with all laws applicable to the relevant time, including but not limited to ERISA and the Code. To the knowledge of each Seller, each Retirement Plan has been operated in accordance with its terms and applicable section of the Code and ERISA.

          (i) No prohibited transaction has occurred with respect to any of the Retirement Plans which is not exempt under Section 4975 of the Code and
Section 406 of ERISA, and no Seller has engaged in any transaction with respect to any Retirement Plan which could subject it to either a material civil penalty assessed pursuant to Section 409, 502(i) or 502(l) of ERISA, or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

          (j) Except as to the Plans set forth on Schedule 3.15(j) (as those plans shall be amended prior to Closing, the "Retiree Health Plans"), no Seller maintains any Plan that provides (or will provide) medical or death benefits to one or more former employees (including retirees) beyond their retirement or other termination of service, other than benefits that are required to be provided pursuant to Section 4980B of the Code or state law continuation coverage or conversion rights.

          (k) Except as set forth on Schedule 3.15(k), there are no proceedings or lawsuits, and to the knowledge of any Seller, there are no investigations, either currently in progress or expected to be instituted in the future, relating to any Retirement Plan or any Plan set forth on
Schedule 3.15(c), by any administrative agency, whether local, state or federal.

          (l) Except as set forth on Schedule 3.15(l), there are no pending or, to the knowledge of any Seller, threatened lawsuits or other claims (other than routine claims for benefits under a Plan) against or involving
(i) any Retirement Plan or any Plan set forth on Schedule 3.15(c) or (ii) any fiduciary of such Plan (within the meaning of Section 3(21)(A) of ERISA) brought on behalf of any participant, beneficiary or fiduciary thereunder, nor to the knowledge of any Seller is there any reasonable basis for any such claim.

          (m) Except as set forth on Schedule 3.15(m), no Seller has any intention or commitment, whether legally binding or not to create any additional Plan that should be set forth on Schedule 3.15(c), or to modify or change any existing Plan set forth on Schedule 3.15(c). The benefits under all Plans set forth on Schedule 3.15(c) are as represented, and except in the ordinary course of business and consistent with past practices or as required by law, have not been, and will not be increased subsequent to the date documents are provided to Buyer.

          (n) Except as set forth on Schedule 3.15(n), none of the Plans set forth on Schedule 3.15(c) will entitle any current or former employee to any benefits or other compensation that become payable solely as a result of the consummation of the transaction contemplated hereby.

          (o) Neither of the Retirement Plans is subject to the tax on unrelated business taxable income or unrelated debt-financed income under
Section 511 of the Code.

          (p) Except as set forth on Schedule 3.15(p), with respect to any Plan set forth on Schedule 3.15(c) all reports, notices and other disclosure relating to Plans required to be filed with, or furnished to, governmental entities, plan participants or plan beneficiaries have been timely filed and furnished in accordance with applicable law.

          (q) Except as set forth on Schedule 3.15(q), to the Knowledge of Seller no Retirement Plan has any interest in any annuity contract or other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship, rehabilitation or similar proceeding.

     3.16 Intellectual Property. (a) Schedule 3.16(a) sets forth a true and complete list of all Purchased Intellectual Property which are applications, registrations or which are unregistered material Purchased Intellectual Property, specifying, if applicable, the registration or application numbers for each such item of Purchased Intellectual Property. Other than the Purchased Intellectual Property, no Seller owns or uses any other item of Intellectual Property which is necessary to the Purchased Divisions as currently conducted. The Sellers have taken reasonable steps to protect the material Purchased Intellectual Property.

          (b) Each Seller owns or has adequate right to use, free and clear of all Encumbrances, its respective Purchased Intellectual Property. Except as set forth on Schedule 3.16(b), no person has a right to receive from any Seller a royalty or similar payment in respect of any Purchased
Intellectual Property.

          (c) The use of the Purchased Intellectual Property in the business of the Purchased Divisions as currently conducted does not infringe upon any third party Intellectual Property or proprietary rights of any other Person. To the Sellers' knowledge, no third party is infringing upon the Purchased Intellectual Property.

          (d) Except as set forth on Schedule 3.16(d), there is no outstanding claim or suit brought by any Seller for infringement by any other Person of any of the Purchased Intellectual Property.

     3.17 Purchased Inventory. All Product Inventory maintained by the Sellers relating to the Purchased Divisions is (i) of good and merchantable quality (except for obsolete or discontinued items of Product Inventory which have been adequately reserved for in accordance with GAAP, consistently applied) and (ii) adequate for the conduct of the business of the Purchased Divisions in the ordinary course as currently conducted. All Product Inventory relating to the Purchased Divisions is recorded on the books of the Sellers at the lower of cost or market value determined in accordance with GAAP, consistently applied. All Product Inventory related to the Purchased Divisions is located at the Purchased Real Property or a location which is the subject of an Assigned Real Property Lease. Purchase commitments for raw materials and parts are not in excess of normal requirements and were not made at a price materially in excess of market prices existing on the date such commitments were made.

     3.18 Affiliate Transactions. Other than (i) transactions among the Purchased Divisions or (ii) transactions between any Seller and any director or executive officer of such Seller not in excess of $25,000,
Schedule 3.18 sets forth the parties to and the date, nature and amount of each transaction involving the transfer of any cash, property, services or rights to or from any Seller from, to or for the direct or indirect benefit of any Affiliate or former Affiliate of any Seller ("Affiliate Transactions") since January 1, 2002. Except as set forth on Schedule 3.18, no officer, director, employee, stockholder or Affiliate or any entity in which any such Person or individual is an officer, director or the owner of fifteen percent (15%) or more of the beneficial ownership interests, is a party to any agreement, contract, commitment or transaction with any Seller or has any interests in any property used by any Seller. Except as set forth on Schedule 3.18, each Affiliate Transaction was effected on terms equivalent to those which would have been established by an arms-length negotiation with an unaffiliated third party. Except as set forth on
Schedule 3.18, no Seller nor any of its Affiliates has any direct or indirect interest in any competitor.

     3.19 Broker's or Finder's Fees. No agent, broker, Person or firm acting on behalf of any Seller is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto in connection with any of the transactions contemplated by this Agreement, except for Peter J. Solomon Company Limited, whose fees shall be the responsibility of the Sellers.

     3.20 Insurance. There is in full force and effect one or more policies of insurance issued by insurers of recognized national standing insuring the properties and business of the Sellers against such losses and risks and in such amounts as are usual and customary in the Sellers' industry.
Schedule 3.20 identifies the policies of insurance currently maintained by, or on behalf of, the Sellers, its business and properties, setting forth the name of the insurer, the holder of each such policy, the nature of coverage, the amount of such coverage, the expiration dates thereof and information concerning any claim in excess of $25,000 asserted thereunder since January 1, 2000. Neither the Sellers nor any other insured named on
Schedule 3.20 is in material default with respect to its obligations under any of such outstanding insurance policies and all premiums with respect thereto are current. Neither the Sellers nor, to the Sellers' knowledge, any other insured named on Schedule 3.20 has failed to give any notice or to present any material claim under any such policy in a due and timely fashion. Such policies are in full force and effect on the date hereof and will continue to be kept in full force and effect on substantially equivalent terms until the consummation of the transactions contemplated hereby and in the Transaction Documents, except to the extent policies expire and are replaced in the ordinary course of business with policies on substantially equivalent terms and except with respect to those policies listed on Schedule 3.20, marked as such, which shall continue to be kept in full force and effect from the date hereof on identical terms through the consummation of the transactions contemplated by this Agreement. All premiums due under the policies identified on Schedule 3.20 have been paid and neither the Sellers nor, to the Sellers' knowledge, any other such insured has been issued or has received any notice of cancellation, material modification or termination in respect of any such policy or is in default thereunder. Neither the Sellers nor, to the Sellers' knowledge, any other such insured has been issued or has received notice that any insurer under any policy referred to on Schedule 3.20 is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

     3.21 Accounts Receivable. A complete and correct list of all accounts receivable of the Sellers as of October 31, 2002 (the "Accounts Receivable") has been delivered to Buyer prior to the date hereof, and sets forth the aging of such Accounts Receivable, a complete and correct copy of which is attached hereto as Schedule 3.21. The Accounts Receivable and all accounts receivable created after October 31, 2002 represent bona fide sales actually made or services actually performed on or prior to such date in the ordinary course of business of the Sellers. Except as set forth in
Schedule 3.21, there is no asserted contest, claim or right of set-off contained in any oral or written agreement with any account debtor relating to the amount or validity of any Account Receivable, or any other account receivable created after October 31, 2002. The Accounts Receivable and all accounts receivable created after October 31, 2002 are valid.

     3.22 Products; Product Warranty and Liability.

          (a) Schedule 3.22(a) sets forth, in general terms, a complete and correct list of each product and service being sold or otherwise provided in the conduct of the Purchased Divisions as of the date hereof and as of Closing. Schedule 3.22(a) contains a complete and current list of all jurisdictions in which such licenses have been applied for or obtained by any Seller or any other Person with respect to the Purchased Divisions, in each case identifying the name of the Person that applied for or holds the same, and the expiration date thereof.

          (b) Except as set forth on Schedule 3.22(b), each product or service manufactured, fabricated or provided by the Sellers and relating to the Purchased Divisions has been manufactured, fabricated or provided in compliance with all applicable laws and all applicable contractual commitments and warranties and each product or service has been distributed, sold and provided in conformity with all applicable contractual commitments and warranties, and, to the Sellers' knowledge, there is no reasonable basis for any present or future action, suit or other proceeding giving rise, individually or in the aggregate, to any liability or other obligation with respect to such products or services, including for the replacement thereof or for damages in connection therewith or resulting therefrom. Except as set forth on Schedule 3.22(b), no Seller has received any notice that any action, suit or other proceeding has been made alleging that any product manufactured or sold or service rendered by the Seller and relating to the Purchased Divisions is or was defective in any way.

          (c) Schedule 3.22(c) sets forth complete and correct lists of (i) all warranties applicable to products or services sold or otherwise provided since September 30, 1997 and relating to the Purchased Divisions,
(ii) all recalls with respect to products during the past five years relating to the Purchased Divisions and the dates, if any, such recalls were closed, and (iii) all claims with respect to products or services that are open as of the date hereof relating to the Purchased Divisions. Except as set forth on Schedule 3.22(c), to the Sellers' knowledge, there is no reasonable basis for any present or future product recall or product claims with respect to any products that could reasonably be expected to give rise to any liability or other obligation in excess of $50,000.

     3.23 Certain Payments. No Seller, nor any director, officer, agent, employee or other Person acting on behalf of any Seller, has: (i) paid or authorized any commission, bonus, "finders fee," referral fee or other payment or inducement relating to the contracts, orders or business of the Purchased Divisions which has not been properly recorded on the Sellers' books of account; (ii) established or maintained any unrecorded account or funds for such purposes; or (iii) received any payment, gift, or other consideration from any supplier, vendor or customer relating to business with the Purchased Divisions.

     3.24 Disclosure. No disclosure made by any Seller in this Agreement, any Schedule hereto, any Transaction Document, or any information, document or certificate furnished or to be furnished by or on behalf of any Seller to Buyer or its Affiliates, agents and representatives in connection with this Agreement and the Transaction Documents or the transactions contemplated hereby or thereby contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. To the Sellers' knowledge, there is no fact that has not been disclosed in this Agreement or the Transaction Documents which has caused, individually or in the aggregate, a Material Adverse Change.

     3.25 No Additional Representations. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS ARTICLE III OR ANY OTHER PROVISION OF THIS AGREEMENT, IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT EACH SELLER IS MAKING NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, BEYOND THOSE EXPRESSLY GIVEN IN THIS ARTICLE III, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OR REPRESENTATION AS TO THE CONDITION, MERCHANTABILITY OR SUITABILITY OF ANY OF THE PROPERTIES OR ASSETS OF ANY SELLER. ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS CONTAINED OR REFERRED TO IN THE CONFIDENTIAL INFORMATION MEMORANDUM AND THE SCHEDULES HERETO OR OTHERWISE PROVIDED ARE NOT, AND SHALL NOT BE DEEMED TO BE, REPRESENTATIONS OR WARRANTIES OF ANY SELLER.



                                ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represents and warrants, as of the date hereof and as of the Closing Date, to each of the Sellers as follows:

     4.1 Organization. Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to carry on its business, to own or lease the Purchased Assets and to execute and deliver this Agreement and the other Transaction Documents to be executed and delivered by Buyer as contemplated thereby and to perform its obligations hereunder and thereunder.

     4.2 Authorization. The execution, delivery and performance of this Agreement and the other Transaction Documents to be executed and delivered by Buyer as contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the Board of Directors of Buyer and no other corporate or shareholder action on the part of Buyer or its shareholders is necessary to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to be executed and delivered by Buyer as contemplated hereby and the consummation by Buyer of the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents to be executed and delivered by Buyer as contemplated hereby when delivered in accordance with the terms hereof shall be valid and binding obligations of Buyer enforceable against Buyer in accordance with their terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

     4.3 Consents and Approval; No Violations. Except as set forth on
Schedule 4.3, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not, with or without the giving of due notice or the lapse of time or both: (a) violate, conflict with, or result in a breach or default under any provision of the certificate of incorporation or by-laws of Buyer; (b) violate in any material respect any statute or ordinance or any order, judgment or decree of any court or any governmental or regulatory body, agency or authority applicable to Buyer or its subsidiaries or by which their respective properties or assets may be bound; (c) require any filing by Buyer, or require Buyer to obtain any permit, consent or approval of, or require Buyer to give any notice to, any governmental or regulatory body, agency or authority or any other Person; or (d) result in a material violation or material breach by Buyer of, constitute (with or without due notice or lapse of time or both) a material default by Buyer (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon Buyer or its subsidiaries or any of their respective properties or assets under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation, to which Buyer or any of its subsidiaries is a party, or by which their respective properties or assets may be bound.

     4.4 Adequate Funds. Buyer has all funds necessary to pay the Purchase Price in accordance with Section 2.5 hereof.

     4.5 Brokers. No agent, broker, Person or firm acting on behalf of Buyer is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto in connection with any of the transactions contemplated by this Agreement.



                                 ARTICLE V

                                TAX MATTERS

     5.1 Transfer Taxes. All stamp, transfer, documentary, sales, use, registration, and other such Taxes and fees (including any penalties and interest and all real property Transfer Taxes) incurred in connection with this Agreement and the transactions contemplated hereby (collectively, "Transfer Taxes") shall be paid 50% by the Sellers and 50% by Buyer. The Sellers and Buyer shall cooperate to file on a timely basis all necessary Tax returns, reports, forms, and other documentation with respect to any Transfer Taxes and to timely pay such Transfer Taxes.

     5.2 VAT Matters. The Sellers shall, notwithstanding any other provision of this Agreement, as soon as reasonably practicable following the date hereof, deliver VAT documents related to the Purchased Divisions to Buyer. Notwithstanding any provisions of this Agreement, where Buyer can claim a credit for any VAT, such VAT shall be borne exclusively by Buyer, and shall not be subject to reimbursement or sharing under this Agreement. In all other circumstances, the VAT shall be borne equally by Buyer and the Sellers. The Sellers and Buyer shall use commercially reasonable efforts (including, for the avoidance of doubt, the making of an election or application in respect of VAT to any Tax Authority) to secure that the sale of the Purchased Divisions is treated as a transfer of a going concern but neither a supply of goods nor a supply of services solely for the purposes of the laws governing VAT in the relevant state. Buyer represents and warrants, as of the date hereof, that it is or will become, and, as of the Closing, is a taxable person for VAT purposes in all relevant states and agrees that it will use the Purchased Assets in carrying on the same kind of business, whether or not as part of its existing business, as the Sellers.

     5.3 Treatment of Payments. Buyer and the Sellers agree to treat any payments under Sections 2.7 and 2.8 and any indemnity payments under
Article IX as adjustments to the Purchase Price solely for all Tax purposes.

                                ARTICLE VI

                              OTHER AGREEMENTS

     6.1 Conduct of Purchased Divisions. During the period from the date of this Agreement to the Closing Date, the Sellers agree to conduct the Purchased Divisions only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, the Sellers will:

          (a) use commercially reasonable best efforts to (i) preserve intact the present business organization and reputation of the Purchased Divisions, (ii) maintain the Purchased Assets in good working order and condition, ordinary wear and tear excepted, (iii) maintain the good will of customers, suppliers, lenders and other Persons from whom the Sellers purchase or to whom the Sellers sell goods or provide services or with whom the Sellers otherwise have significant business relationships in connection with the Purchased Divisions, (iv) continue sales, marketing and promotional activities relating to the Purchased Divisions consistent with past practice and (v) continue to implement pricing policies relating to the Purchased Divisions consistent with past practice;

          (b) (i) cause the Books and Records to be maintained in the usual, regular and ordinary manner, (ii) except to the extent required by applicable Law or GAAP, not permit any material change in any accounting, financial reporting or Tax practice or policy of the Sellers that would adversely affect the Purchased Divisions, the Purchased Assets or the Assumed Liabilities, and (iii) not permit any material change in any investment, inventory, credit or allowance practice or policy of the Sellers that would adversely affect the Purchased Divisions, the Purchased Assets or the Assumed Liabilities;

          (c) comply, in all material respects, with all Laws applicable to the Purchased Divisions and promptly following receipt thereof give to Buyer copies of any notice received from any governmental or regulatory authority or other Person alleging any material violation of any such Law; and

          (d) acquire or commit to acquire Inventory for sale which is of a quality and quantity usable in the ordinary course of the business and consistent with past practice and normal purchasing patterns;

          (e) not take any action or permit the occurrence of any action described in Section 3.4(d) without the prior written consent of Buyer.

     6.2 Review of the Company. Buyer may, prior to the Closing Date, through its representatives, review the properties, books and records of the Sellers relating to the Purchased Assets and the Purchased Divisions to familiarize themselves with the Purchased Assets and the Purchased Divisions. The Sellers shall provide Buyer and its representatives, upon receiving reasonable notice from Buyer, reasonable access to the premises and to such books and records during normal working hours and to furnish Buyer with such financial and operating data and other information with respect to the Purchased Assets and the Purchased Divisions as Buyer shall from time to time reasonably request.

     6.3 Confidentiality. Information obtained by Buyer or Guarantor pursuant to Section 6.2 shall be subject to the provisions of the Confidentiality Agreement (the "Confidentiality Agreement"), dated July 1, 2002, by and among the Company and Guarantor, and shall be treated as "Confidential Information" as provided in the Confidentiality Agreement. Buyer hereby agrees to be bound by the terms of and to comply with the Confidentiality Agreement. In the event of termination of this Agreement for any reason, Buyer and Guarantor shall promptly return to the Sellers all Confidential Information obtained from the Sellers and any copies made of, or reports or analyses based on, such Confidential Information.

     6.4 Cooperation. Each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all action to do, or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable to satisfy the conditions to Closing set forth in Article VII hereof.

     6.5 Performance Guarantee. Guarantor hereby irrevocably and unconditionally guarantees to the Sellers the due and punctual observance and performance of each and every obligation of Buyer contained in this Agreement, including, without limitation, the payment of the Purchase Price, all upon the terms and subject to the conditions set forth herein. Guarantor shall have no further obligations relating to or arising out of this Agreement following the Closing.

     6.6 Use of Trademark and Logo. (a) The Sellers shall remove the "ROHN" Trademark and Logo from all Excluded Assets and cease use of such Trademark and Logo as promptly as commercially practicable after the Closing Date; provided that for a period of six (6) months following the Closing Date, the Sellers and all other Subsidiaries of the Company shall have the right to use existing letterhead, business cards and similar materials containing the "ROHN" Trademark and Logo for purposes of winding-down and liquidating the remaining operations of the Sellers and the other Subsidiaries of the Company. The Sellers and all other Subsidiaries of the Company shall have the right to use existing marketing and sales material with appropriate stickering a period of six (6) months after the Closing Date for purposes of winding-down and liquidating the remaining operations of the Sellers and the other Subsidiaries of the Company so long as the stickering is approved in advance by Buyer, such approval not to be unreasonably withheld, conditioned or delayed. The Sellers shall be responsible for all costs and expenses incurred in connection with the foregoing.

          (b) Buyer grants to the Sellers and each of the other
Subsidiaries of the Company, upon the Closing, a non-transferable limited-use license to use the "ROHN" Trademark and Logo as is commercially necessary while the Sellers comply with their obligations pursuant to
Section 6.6(a).

     6.7 Purchased Intellectual Property. Subject to Sections 6.6 and 6.13, the Sellers agree that commencing upon the Closing Date, the Sellers shall cease, and shall cause their Affiliates to cease, use of the Purchased Intellectual Property.

     6.8 Bulk Transfer Laws. Buyer and the Sellers hereby waive compliance with the provisions of any so-called bulk transfer laws of any jurisdiction ("Bulk Sales Law") in connection with the transactions contemplated by this Agreement.

     6.9 Employment of the Sellers' Employees. Nothing expressed or implied in this Agreement shall obligate Buyer to offer employment to any employee of the Sellers or their Affiliates as of the Closing Date or provide continued employment or any level of compensation or benefits to any such employee for any period of time following the Closing Date. Each employee of Sellers who is employed by Buyer after the Closing is herein referred to as an "Affected Employee."

     6.10 Continuing Operations.

          (a) For a period of six (6) months following the Closing Date, Buyer shall allocate to the Company and provide the Company with access to a portion of the office and administrative space of the Facilities located at Peoria, Illinois to the extent necessary to permit up to ten (10) employees of the Company to operate, wind-down or liquidate the Other Excluded Assets or the Sellers or to carry-on other administrative functions of the Sellers; provided that Buyer shall have a right to bar such employees of the Company from access to such Facilities (or any portion thereof) if, in the reasonable good faith judgment of Buyer, Buyer has determined that such access causes or is reasonably likely to cause unreasonable disruption to the conduct of the Purchased Divisions or the work environment at such Facilities.

          (b) For a period of six (6) months following the Closing Date, Buyer shall cooperate with the Sellers to enable the Sellers to use such portions of the Furnishings and Equipment included in the Purchased Assets, including, without limitation, office equipment, as is necessary for the Sellers to operate, wind-down or liquidate the Other Excluded Assets or the Sellers or to carry-on other administrative functions of the Sellers.

          (c) For a period of six (6) months following the Closing Date, Buyer shall make available those former employees of the Sellers or their Affiliates employed by Buyer, and shall permit such employees who have until the date hereof primarily performed administrative functions for the Sellers to perform a de minimus amount of such functions for the Sellers as is necessary for the Sellers to operate, wind-down or liquidate the Other Excluded Assets or the Sellers or to carry-on other administrative functions of the Sellers; provided that Buyer shall have a right to restrict the performance of such services if, in the reasonable good faith judgment of Buyer, Buyer has determined that such services cause or are reasonably likely to cause unreasonable disruption to the conduct of the Purchased Divisions.

     6.11 Other Employee Matters.

          (a) Collective Bargaining Agreements. Buyer will adopt and assume at and as of the Closing each collective bargaining agreement (as modified as of the Closing Date) set forth on Schedule 6.11(a).

          (b) Pension Plan. As of the Closing Date, Buyer shall adopt and become the successor sponsor of the Pension Plan. As of the Closing Date, Buyer shall assume all of Sellers' liabilities and obligations and be entitled to all of Sellers' rights with respect to the Pension Plan and the related trust and assets therein, including, without limitation, all obligations to make contributions required to be made to the Pension Plan after the Closing Date. Buyer shall execute such documents as may be reasonably requested by Sellers to effect such adoption and assumption.

          (c) 401(k) Plan. (i) As soon as practicable after the Closing Date, Buyer shall establish or designate, and maintain, a defined contribution plan (the "Buyer's Investment Plan") to provide benefits to the Affected Employees who, on the Closing Date, are participants ("Investment Plan Participants") in the Investment Plan. The Buyer's Investment Plan shall be qualified under Sections 401(a) and 401(k) of the Code. Within 60 days after the Closing Date, Buyer shall provide Sellers with documentation satisfactory to Sellers as to the qualified status of Buyer's Investment Plan, which may take the form of a determination letter issued by the Internal Revenue Service or an opinion of counsel that the Buyer's Investment Plan and related trust satisfy the requirements for qualification under Sections 401(a) and 401(k) of the Code. As soon as practicable after receipt of such documentation by Sellers, Sellers shall cause the trustee of the Investment Plan to transfer to the trust forming a part of the Buyer's Investment Plan cash (or with respect to participant loans granted prior to the Closing Date, if any, such loans and any promissory notes or other documents evidencing such loans) in an amount equal to the account balances of Investment Plan Participants as of the date preceding the transfer date (the "Valuation Date").

     6.12 No Solicitation.

          (a) The Sellers shall, and shall cause their respective directors, officers and employees to, cease discussions or negotiations, if any, with any parties other than Buyer or Guarantor conducted prior to the date hereof with respect to an Acquisition Proposal. The Sellers shall not
(i) solicit or initiate the making of any proposal that constitutes an Acquisition Proposal or (ii) participate in any discussions or negotiations regarding an Acquisition Proposal; provided, however, that if the Board of Directors determines in good faith, after consultation with its outside counsel and its financial advisors, that failure to do so would be highly likely to constitute a breach of its fiduciary duties to the Company's stockholders or creditors under applicable law, the Company, subject to compliance with Section 6.12(b), may (x) respond to an Acquisition Proposal, (y) furnish to the Person making such Acquisition Proposal non-public information with respect to any Seller pursuant to a confidentiality agreement, and (z) participate in negotiations regarding such Acquisition Proposal; provided, however, that the Company shall have complied with its obligations under this Section 6.12.

          (b) The Company shall promptly advise Buyer of any Acquisition Proposal and the material terms and conditions of such Acquisition Proposal. The Sellers shall, to the extent reasonably practicable, keep Buyer informed on the status and details (including amendments or proposed amendments) of any such Acquisition Proposal.

          (c) Nothing contained in this Section 6.12 shall prohibit the Company from making any disclosure to the Company's stockholders or creditors required under any applicable law.

     6.13 Amendment to Certificate of Incorporation. Within five (5) calendar days following the Closing Date, each of the Company, Rohn Construction and Rohn Products shall file with the Secretary of State of the State of Delaware, Texas and Indiana, respectively, an amendment to its certificate of incorporation or other organizational document changing its corporate name to a corporate name that does not include the corporate name "ROHN." Within ten (10) calendar days following the Closing Date, each of Rohn Mexico and Rohn Services shall make all necessary filings an obtain all necessary Permits, including without limitation, Permits from the Ministry of Foreign Affairs of Mexico, if applicable, to change its name to a corporate name that does not include the corporate name "ROHN." Subject to Section 6.6, within ten (10) calendar days following the Closing Date, the Company shall take all actions, including, without limitation, making all such filings, as is necessary to change the corporate name of any other direct or indirect wholly-owned subsidiary that contains the corporate name "ROHN" in its corporate name to a corporate name that does not contain the corporate name "ROHN".

     6.14 Trading Symbol. Within thirty (30) calendar days from the Closing Date, the Company shall take all actions, including, without limitation, making all such filings, as is necessary to change the symbol for trading of any securities of the Company traded on the New York Stock Exchange or another national stock exchange or quoted on the Nasdaq Stock Market, Inc.'s National Market System or SmallCap Market System to a trading symbol other than "ROHN".

     6.15 Title Matters. Within five (5) Business Days of the date hereof, each applicable Seller shall deliver to Buyer (i) copies of any existing title insurance policies in the possession of such Seller with respect to each of the Purchased Real Properties and (ii) copies of any surveys of any of the Purchased Real Properties in the possession of such Seller. As promptly as practicable after the execution of this Agreement, but in no event later than seven (7) Business Days after the date hereof, the Sellers shall obtain for and deliver to Buyer (i) a commitment for title insurance for each Purchased Real Property, ALTA 1970 Form "B" (or the equivalent which is reasonably satisfactory to Buyer), issued by a title company or companies reasonably selected by Buyer (the "Title Company"), including all schedules and exhibits thereto, together with true, correct and legible copies of all instruments giving rise to any exceptions to title to each of the Purchased Real Properties (collectively, the "Title Commitments") and
(ii) a current ALTA survey of each Purchased Real Property (the "Surveys") certified to Buyer and the Title Company, in form reasonably acceptable to Buyer. The cost of the Title Commitments and the Surveys shall be borne solely by the Sellers. Within ten (10) Business Days after Buyer's receipt of the last of the Title Commitment and Survey, Buyer shall give notice to Sellers, specifying all matters shown on the Title Commitment or disclosed by the Survey which are reasonably disapproved by Buyer (any such item a "Disapproved Exception"). Buyer shall be deemed to have accepted any exception that is not a Disapproved Exception. The Sellers shall use their reasonable best efforts to cure or remove any Disapproved Exception on or before the Closing; provided, however, that the Sellers' inability to cure or remove any Disapproved Execption despite their reasonable best efforts shall not preclude Buyer from asserting the failure of a condition to Buyer's obligation to consummate the transactions contemplated hereby. Notwithstanding the foregoing, Sellers shall be obligated to remove any monetary liens or liens securing encumbrances of liquidated amounts. With respect to each Purchased Real Property, no later than the Closing, the Sellers shall cause to be delivered to Buyer an extended coverage policy of title insurance (the "Title Policies"), ALTA 1970 Form "B" (or the equivalent that is reasonably satisfactory to Buyer), insuring that Buyer owns fee title to each Purchased Real Property subject only to the permitted exceptions and other exceptions reasonably approved by Buyer. The cost of such Title Policies shall be borne solely by the Sellers.

     6.16 Performance Bonds. Sellers shall maintain that certain performance bond relating to the contract with the Commonwealth of Pennsylvania dated November 23, 1999, as amended (the "Pennsylvania Performance Bond") in full force and effect following the Closing Date. At any time after April 30, 2003, in connection with the liquidation of Sellers and winding up of its operations, Seller shall have the right to terminate the Pennsylvania Performance Bond on thirty (30) days' prior written notice to Buyer (i.e., effective no earlier than May 30, 2003). Seller shall maintain in effect all other performance bonds, surety bonds and similar instruments (the "Other Performance Bonds") related to the Purchased Divisions outstanding as of the date of this Agreement at least through the date that is ninety (90) days after the Closing Date; provided, however, that if any such Other Performance Bond is secured by a letter of credit that cannot be maintained by Seller following the Closing Date, Buyer shall post a letter of credit or other collateral to support such Other Performance Bond up to an aggregate amount of $250,000 in such credit support and Sellers shall provide any additional collateral (by means of cash or other security) in excess of $250,000 required to maintain such Other Performance Bond through the expiration of such ninety (90) day period.

     6.17 Updates to Schedules. On or before 8:00 p.m. (eastern standard time) on December 4, 2002, the Sellers may amend or modify the disclosure schedules to this Agreement; thereafter the schedules may not be amended or modified.

                                ARTICLE VII

                           CONDITIONS TO CLOSING

     7.1 Conditions to Obligations of Each Party; No Injunctions, etc. The obligations of the parties to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the condition that the consummation of the transactions contemplated by this Agreement and the other Transaction Documents shall not have been restrained, enjoined or otherwise prohibited by any applicable Law, including any order, injunction, decree or judgment of any court or other governmental or regulatory body, agency or authority and no proceeding brought by any governmental or regulatory authority with respect to the application of any such applicable Law to such effect shall be pending.

     7.2 Conditions to Buyer's Obligations. The purchase of the Purchased Assets and the assumption of the Assumed Liabilities by Buyer on the Closing Date is conditioned upon the satisfaction or waiver, at or prior to the Closing, of the following condition:

          (a) Accuracy of Representations and Warranties. All of the representations and warranties of the Sellers contained in this Agreement and each of the other Transaction Documents (i) that are qualified as to materiality shall be true and correct as of date hereof and (except with respect to Section 3.4(d)) the Closing, and (ii) that are not so qualified shall be true and correct in all material respects as of date hereof and (except with respect to Section 3.4(d)) the Closing, and the Sellers shall have delivered a certificate to Buyer, dated as of the Closing Date, to such effect.

          (b) Performance of Agreements. All of the agreements of the Sellers required to be performed at or prior to the Closing pursuant to the terms hereof shall have been duly performed in all material respects and each Seller shall have delivered a certificate to Buyer, dated the Closing Date, to such effect.

          (c) Stockholder Approval. The stockholders of the Company and of any of the Subsidiary Sellers shall have approved the transactions contemplated hereby in compliance with all applicable securities laws, including, without limitation, the approval of the Company's stockholders pursuant to Sections 242 and 271 of the DGCL.

          (d) Consents. The consents, approvals and authorizations (or in lieu thereof waivers) set forth on Schedule 7.2(d) shall have been obtained and shall be in full force and effect.

          (e) Deliveries. The Sellers shall have delivered to Buyer the following:

              (i) a duly executed Bill of Sale and Assignment Agreement, which shall be in full force and effect and under which there shall exist no breach of, or default under, the Assignment Agreement;

              (ii) a duly executed Assumption Agreement, which shall be in full force and effect and under which there shall exist no breach of, or default under, the Assumption Agreement;

              (iii) all trademark assignments, copyright assignments and patent assignments relating to Trademarks, copyrights or patents which are Purchased Intellectual Property;

              (iv) a copy of each Seller's certificate of incorporation or other organizational document certified by the Secretary of State of the jurisdiction of its incorporation or organization or, in the case of Rohn Mexico and Rohn Services, a comparable Mexican government official;

              (v) a certificate of good standing of each Seller issued not earlier than ten (10) Business Days prior to the Closing Date by the Secretary of State of the jurisdiction of its incorporation or organization or, in the case of Rohn Mexico and Rohn Services, a comparable Mexican government official;

              (vi) a copy of each Sellers' by-laws or, in the case of Rohn Mexico and Rohn Services, a copy of such Seller's estatutos socials;

              (vii) each Seller that transfers Purchased Real Property which is a United States real property interest (as defined in Section 897 of the Code) shall have furnished to Buyer on or before the Closing Date a Non-foreign Person affidavit as required by Section 1445 of the Code; and

              (viii) with respect to all Purchased Real Property, (i) a warranty deed with respect to all Purchased Real Property with covenants against grantor's acts, each naming Buyer as grantee and duly executed and acknowledged with all documentary, revenue, transfer and tax stamps or receipts in the required amounts affixed thereto at Seller's expense together with all transfer tax forms or affidavits accompanying same and (ii) the Title Policies.

          (f) Outstanding Encumbrances. The Sellers shall have delivered to Buyer at the Closing all documents, certificates and agreements necessary to transfer to Buyer title to the Purchased Assets, free and clear of all Encumbrances thereon (other than Permitted Encumbrances, but not including Encumbrances arising out of the Credit Documents).

          (g) Indebtedness. Except as set forth in Section 6.16, all Indebtedness of the Sellers with respect to the Purchased Divisions shall have been paid off with evidence thereof reasonably satisfactory to Buyer.

          (h) Material Adverse Change. Since the date hereof, there shall not have occurred a Material Adverse Change.

     7.3 Conditions to the Sellers' Obligations. The sale of the Purchased Assets and assumption of the Assumed Liabilities by Buyer on the Closing Date is conditioned upon the satisfaction or waiver, at or prior to the Closing, of the following conditions:

          (a) Accuracy of Representations and Warranties. All of the representations and warranties of Buyer contained in this Agreement and each of the other Transaction Documents (i) that are qualified as to materiality shall be true and correct as of date hereof and the Closing, and (ii) that are not so qualified shall be true and correct in all material respects as of date hereof and the Closing, and Buyer shall have delivered a certificate to Buyer, dated as of the Closing Date, to such effect.

          (b) Performance of Agreements. All of the agreements of Buyer to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects and each of Buyer shall have delivered to the Sellers a certificate, dated the Closing Date, to such effect.

          (c) Shareholder Approval. The stockholders of the Company and of any of the Subsidiary Sellers shall have approved the transactions contemplated hereby in compliance with all applicable securities laws, including, without limitation, the approval of the Company's stockholders pursuant to Sections 242 and 271 of the DGCL and compliance with Section 14 of the Exchange Act.

          (d) Consents. The consents, approvals and authorizations (or in lieu thereof waivers) set forth on Schedule 7.3(d) shall have been obtained and shall be in full force and effect.

          (e) Deliveries. Buyer shall have delivered to the Sellers the following:

          (i) the Purchase Price;

          (ii) a duly executed Assumption Agreement, which shall be in full force and effect and under which there shall exist no breach of, or default under, the Assumption Agreement;

          (iii) a duly executed Bill of Sale and Assignment Agreement, which shall be in full force and effect and under which there shall exist no breach of, or default under, the Assignment Agreement;

          (iv) a copy of Buyer's certificate of incorporation or other organizational document certified by the Secretary of State of the State of Delaware;

          (v) a certificate of good standing of Buyer issued not earlier than ten (10) Business Days prior to the Closing Date by the Secretary of State of the State of Delaware; and

          (vi) a copy of Buyer's by-laws.


                               ARTICLE VIII

                           EVENTS OF TERMINATION

     8.1 Events of Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

          (a) at any time prior to the Closing Date by the mutual written agreement of the Sellers and Buyer;

          (b) by the Sellers, provided that the Sellers are not in material breach of this Agreement, (i) if Buyer or Guarantor is in material breach of this Agreement and such breach shall remain uncured for a period of three (3) Business Days after the Sellers shall have given notice of such breach to Buyer, (ii) after December 30, 2002, if the Closing shall not have occurred as of such date, or (iii) if the Closing cannot occur on or before December 31, 2002 in compliance with Section 14 of the Exchange Act;

          (c) by Buyer, provided that Buyer or Guarantor is not in material breach of this Agreement, (i) if the Sellers are in material breach of this Agreement and such breach shall remain uncured for a period of three (3) Business Days after Buyer and Guarantor shall have given notice of such breach to the Sellers, (ii) if the stockholders of the Company shall not have approved the transactions contemplated hereby in accordance with Sections 271 and 242 of the DGCL or if the shareholders of any Subsidiary Sellers shall not have approved the transactions contemplated hereby in accordance with the applicable law of the jurisdiction of their respective incorporation by December 31, 2002; provided, however, that such right of termination shall no longer be available once the approval of the shareholders of each Seller has been obtained; (iii) on or prior to 8:00 p.m. New York time on December 11, 2002, if Buyer determines in good faith that there is a reasonable basis in law and in fact to conclude that (A) any environmental liability (in the case of On-Site Peoria Conditions, not previously disclosed in any of the environmental reports set forth on
Schedule 3.12 at I.A., items 1-12 (other than item 8), or, in the case of all other environmental matters (other than On-Site Peoria Conditions), whether or not previously disclosed) is reasonably likely, individually or in the aggregate, to constitute a material liability of the Purchased Divisions taken as a whole or to have a material adverse effect upon the Purchased Divisions taken as a whole or (B) as a result of the consummation of the transactions contemplated hereby, Buyer or any Affiliate of Buyer could reasonably be anticipated to have any (1) material environmental liability for any Discontinued Operation or (2) material liability for any asbestos-related claim arising from any activity prior to the completion of Sellers' bankruptcy proceedings; (iv) on or prior to 8:00 p.m. New York time on December 6, 2002, if the Sellers shall have amended or modified any schedule to this Agreement pursuant to Section 6.17 and Buyer concludes that any matter described in such additional disclosure is reasonably likely, individually or in the aggregate, to constitute a material liability of the Purchased Divisions taken as a whole or to have a material adverse effect upon the Purchased Divisions taken as a whole, (v) on or prior to 8:00 p.m. New York time on December 6, 2002, if Buyer determines in good faith, based on its due diligence investigation of the Purchased Divisions and Purchased Assets, that there exists any liability of which Buyer was not aware prior to the date hereof to an extent reasonably necessary to appreciate the significance thereof, which is reasonably likely, individually or in the aggregate, to constitute a material liability of the Purchased Divisions taken as a whole or to have a material adverse effect upon the Purchased Divisions taken as a whole (it being understood and agreed that this clause (v) shall be in addition to and shall in no way limit Buyer's right of termination under clause (iii)), or
(vi) on or after January 1, 2003, if the Closing shall not have occurred as of such date; and

          (d) by the Sellers if, in connection with an Acquisition Proposal, the Board of Directors determines, in its good faith judgment, that failure to do so would constitute a breach of its fiduciary duties to the stockholders or creditors of the Company under applicable law; provided, however, that in the event of a termination by the Sellers pursuant to this Section 8.1(d), the Sellers shall be obligated to pay to Buyer an amount equal to Seven Hundred and Fifty Thousand United States Dollars ($750,000) within five (5) Business Days of the consummation of any Acquisition Proposal.

     8.2 Effect of Termination. In the event that this Agreement shall be terminated by any party pursuant to Section 8.1, all further obligations of the parties hereto under this Agreement, other than pursuant to Sections 6.3, 6.5, 10.1, 10.2, 10.3, 10.4, 10.5, 10.7, 10.8, 10.9, 10.10, 10.11,
10.12, 10.13 and 10.14, shall be terminated without further liability or obligation of either party to the other party hereunder; provided, however, that termination pursuant to Section 8.1(b) or 8.1(c) shall not relieve the defaulting or breaching party from liability to the other party hereto.

     8.3 Waiver. Any of the Sellers or Buyer may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party hereto contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party to be bound thereby.

                                ARTICLE IX

        SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     9.1 Survival of Representations. The representations and warranties of the Sellers and Buyer contained in Article III and Article IV of this Agreement, respectively, shall survive until the first anniversary of the Closing Date, except with respect to Section 3.8 or Section 3.12 which shall survive until the expiration of the applicable statute of limitations (including any extensions thereof); provided that with respect to Section 3.12, representations and warranties solely with respect to On-Site Peoria Conditions shall not survive the Closing).

     9.2 Indemnification by the Sellers. (a) From and after the Closing, the Sellers agree, jointly and severally, to indemnify Buyer, its Affiliates, and their respective directors, officers, members, shareholders, employees, agents, consultants, attorneys and representatives (each, a "Buyer Indemnitee") against, and hold each Buyer Indemnitee harmless from, any and all loss, liability, cost, damage, claim and expense, including reasonable attorneys' fees and disbursements, interest and penalties (collectively, "Damages"), whether or not resulting from third party claims, which Buyer Indemnitee may sustain at any time by reason of or resulting from (i) the inaccuracy or breach of any agreement, covenant, representation or warranty of the Sellers contained in this Agreement occurring or developing during the period of survival of such agreement, covenant, representation or warranty; and (ii) the assertion against Buyer of any claim or liability with respect to the Excluded Liabilities; provided however, Buyer Indemnitees shall not be entitled to recover Damages under clause (i) to the extent Buyer Indemnitee had been made whole as a result of any adjustment pursuant to either Section 2.7 or
Section 2.8.

          (b) Buyer Indemnitee shall give the Sellers prompt written notice of any claim, suit or demand which Buyer Indemnitee believes will give rise to indemnification by the Sellers under this section; provided, however, that the failure to give such notice shall not affect the liability of the Sellers hereunder unless the failure to give such notice adversely and materially affects the ability of the Sellers to defend Buyer against any such claim, suit or demand or to cure the breach or inaccuracy giving rise to the claim for indemnification. If notice of commencement of any such action is given to the Seller as above provided, the Sellers shall be entitled to participate in and, to the extent any Seller may wish, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to Buyer Indemnitee. Buyer Indemnitee shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by Buyer Indemnitee unless (i) the Sellers agree to pay the same, (ii) the Sellers fail to assume the defense of such action with counsel satisfactory to Buyer Indemnitee in its reasonable judgment, (iii) the named parties to any such action (including any impleading parties) have been advised by such counsel that either (A) representation of Buyer Indemnitee and the Sellers participating in such action by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there may be one or more legal defenses available to Buyer Indemnitee which are different from or additional to those available to the Sellers. In either of such cases, the Sellers shall not have the right to assume the defense of such action on behalf of Buyer Indemnitee. No Seller shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. The Sellers shall not, without the written consent of Buyer Indemnitee, effect the settlement or compromise of, or consent to any entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder.

     9.3 Indemnification by Buyer. From and after the Closing, Buyer agrees to indemnify each Seller, its Affiliates, and their respective directors, officers, members, shareholders, employees, agents, consultants, attorneys and representatives (each, a "Seller Indemnitee") against, and hold each Seller Indemnitee harmless from, any and all Damages, whether or not resulting from third party claims, which Seller Indemnitee may sustain at any time by reason of or resulting from (i) the inaccuracy or breach of any agreement, covenant, representation or warranty of Buyer contained in this Agreement occurring or developing during the period of survival of such agreement, covenant, representation or warranty; (ii) the assertion against any Seller of any claim, suit or liability with respect to any Assumed Liability, including, for the avoidance of doubt, the Assumed Liability set forth in Section 2.3(d) or (iii) any liability incurred by Sellers under the Pennsylvania Performance Bond or any Other Performance Bond resulting from any failure by Buyer to perform any obligation secured thereby following the Closing. Any indemnification by Buyer shall use the process set forth in Section 9.2.

     9.4 Basket. Neither the Sellers, on the one hand, nor Buyer, on the other hand, shall have any obligation to indemnify such other parties for Damages under any indemnity claim with respect to the breach of a representation or warranty contained in this Agreement other than Section
3.8 until such time, if ever, as the aggregate amount of all such Damages incurred by Buyer in the case of indemnification under Section 9.2(a)(i) or by the Sellers in the case of indemnification under Section 9.3(i) shall exceed $250,000.

     9.5 Limitation on Liability. Notwithstanding anything to the contrary contained in this Agreement, the obligation of the Sellers, on one hand, and Buyer, on the other hand, to indemnify such other parties for Damages with respect to the breach of a representation or warranty contained in this Agreement pursuant to Section 9.2(i)(a) and Section 9.3(i) respectively, shall not exceed, in the aggregate, the Purchase Price.

     9.6 Waiver. Notwithstanding the foregoing or anything to the contrary in this Agreement, Buyer and its successors and assigns understand and agree that the indemnification obligations of the Sellers under Sections 9.2(a)(i) (insofar as it relates to Section 3.12) and 9.2(a)(ii) (insofar as it relates to Section 2.4(d)) of this Agreement shall constitute the sole and exclusive remedy of Buyer with respect to any matters or claims arising under Environmental Laws solely with respect to On-Site Peoria Conditions, and Buyer hereby waives, and unconditionally releases the Sellers from, any rights and remedies that Buyer may otherwise have against any Seller under any Environmental Law, including, without limitations, any claims contribution under the Comprehensive Response, Compensation and Liability Act of 1980 or common law with respect to such matters or claims.

                                 ARTICLE X

                               MISCELLANEOUS

     10.1 Expenses. Whether or not the transactions contemplated hereby are consummated, the Company shall pay its own costs and expenses and the reasonable, documented, out-of-pocket costs and expenses of Buyer and its Affiliates (including the fees and expenses of their respective counsel) incident to the negotiation, preparation, and carrying out of this Agreement and the consummation of the transactions contemplated hereby up to a maximum of $75,000, such amount to be paid in full concurrently with the execution of this Agreement.

     10.2 Notices. All notices, requests, consents, and other communications required or permitted hereunder shall be in writing and shall be sufficiently given if delivered in person or if sent by telecopy or by certified or registered mail, postage prepaid, and shall be deemed to have been delivered when received, if addressed as follows:

          (a)   If to any or all the Sellers, to:

                ROHN Industries, Inc.
                6718 West Plank Road
                Peoria, Illinois 61604
                Attn:  Alan R. Dix, Chief Financial Officer
                Fax: (309) 633-2693

                with a copy to:

                Fried, Frank, Harris, Shriver & Jacobson
                One New York Plaza
                New York, New York 10004
                Attn: Thomas W. Christopher, Esq.
                Fax: (212) 859-4000

          (b)   If to Buyer, to:

                PFrank LLC
                c/o Platinum Equity LLC
                2049 Century Park East
                Suite 2700
                Los Angeles, CA 90067
                Attention:  Eva Kalawski, General Counsel
                Fax: (310) 712-1848


          (c)   If to Guarantor, to:

                Platinum Equity LLC
                2049 Century Park East
                Suite 2700
                Los Angeles, CA 90067
                Attention:  Eva Kalawski, General Counsel
                Fax: (310) 712-1848

Any party may change its address for purposes of this Section 10.2 by giving the other parties written notice of the new address in the manner set forth above.

     10.3 Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by each of the parties hereto.

     10.4 Entire Agreement. This Agreement, the exhibits, schedules, certificates, and documents referred to herein, the Confidentiality Agreement, and the letter agreement between the parties hereto of even date herewith constitute the entire agreement of the parties hereto, and supersede all prior understandings between the parties hereto with respect to the subject matter hereof.

     10.5 Consultation with Attorneys. Each party represents and warrants that this Agreement is the product of negotiation and preparation by and among all of the parties hereto and their respective attorneys. The parties hereto expressly acknowledge that this Agreement shall not be deemed to have been prepared or drafted by one party or another, or its attorneys, and will be construed accordingly.

     10.6 Multiple Counterparts and Facsimile Signatures. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument. This Agreement may be executed and delivered by facsimile copies or other means of electronic transmission.

     10.7 GOVERNING LAW. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

     10.8 Headings. The headings of the several paragraphs of this Agreement are inserted solely for convenience of reference and are not a part of this Agreement and are not intended to govern, limit or aid in the construction of any of the terms or provisions of this Agreement.

     10.9 Knowledge. The term "knowledge" of any Seller as used in this Agreement, with respect to any fact or circumstance, shall mean any fact or circumstance which is actually known to John Austin, David Brinker, Alan Dix, Paul Grove, Jeffrey Jablonski or Horace Ward.

     10.10 No Third Party Beneficiaries; Assignment.

          (a) Except as set forth in Article IX, nothing in this Agreement, whether expressed or implied, is intended and shall not be construed to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision contained herein give any third party any right of subrogation or action over against any party to this Agreement.

          (b) This Agreement shall be binding on, and accrue to the benefit of, the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by Guarantor without the prior written consent of the Sellers. This Agreement may not be assigned by the Sellers without the prior written consent of Buyer. This Agreement may not be assigned by Buyer without the prior written consent of the Sellers; provided, however, that Buyer may assign its rights under this Agreement to any of its Affiliates, but in such event, Buyer shall remain obligated to perform its obligations under this Agreement.

     10.11 Waiver; Remedies. The waiver by a party of the performance of any covenant, condition or promise herein shall not invalidate this Agreement nor shall it be considered a waiver by such party of any other covenant, condition or promise herein, nor shall any such waiver be construed as a waiver or relinquishment for the future of the time for the performance of any other act or identical act, covenant, condition or promise herein. Remedies, either under this Agreement or by law or otherwise affordable, will be cumulative and not alternative.

     10.12 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

     10.13 Publicity. The Sellers shall give Buyer a reasonable opportunity to review and comment on all press releases and public filings made between the date hereof and the second anniversary hereof referring, either directly or indirectly, to any of Buyer, this Agreement or the transactions contemplated hereby, in each case, prior to release in the form in which it will be issued (on a strictly confidential basis until such information is released). Buyer shall give the Company a reasonable opportunity to review and comment on all press releases and public filings made between the date hereof and the second anniversary hereof referring, either directly or indirectly, to any of the Sellers, this Agreement or the transactions contemplated hereby, in each case, prior to release in the form in which it will be issued (on a strictly confidential basis until such information is released). Each of the Sellers and Buyer acknowledges that the other party may publish and use standard announcements of the execution of this Agreement and the consummation of the transactions contemplated hereby, subject to the provisions set forth in this Section 10.13.

     10.14 Specific Performance. Each of the Sellers, on the one hand, and Buyer and Guarantor, on the other hand, agree that money damages would not be a sufficient remedy of a breach of this Agreement by a party hereto, and, that, in addition to all other remedies available at law or in equity to the Sellers, Buyer or Guarantor, as the case may be, for a breach of this agreement by the other party hereto, the non-breaching party shall be entitled to specific performance as a remedy for any such breach.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day, month and year first above written.

                                        Sellers

                                        ROHN INDUSTRIES, INC.


                                        By: /s/ Horace Ward
                                           ------------------------------
                                           Name:  Horace Ward
                                           Title:

                                        ROHN CONSTRUCTION, INC.


                                        By: /s/ Horace Ward
                                           ------------------------------
                                           Name:  Horace Ward
                                           Title:

                                        ROHN PRODUCTS, INC.


                                        By: /s/ Horace Ward
                                           ------------------------------
                                           Name:  Horace Ward
                                           Title:

                                        ROHN DE MEXICO, S.A. DE C.V.


                                        By: /s/ Horace Ward
                                           ------------------------------
                                           Name:  Horace Ward
                                           Title:

                                        ROHN SERVICIOUS, S.A. DE C.V.


                                        By: /s/ Horace Ward
                                           ------------------------------
                                           Name:  Horace Ward
                                           Title:

                                        ROHN, INC.


                                        By: /s/ Horace Ward
                                           ------------------------------
                                           Name:  Horace Ward
                                           Title:

                                        ROHN INSTALLATION SERVICES, INC.


                                        By: /s/ Horace Ward
                                           ------------------------------
                                           Name:  Horace Ward
                                           Title:

                                        Buyer

                                        PFRANK LLC


                                        By: /s/ William Foltz
                                           ------------------------------
                                           Name:  William Foltz
                                           Title:

                                        Guarantor

                                        Solely for purposes of Sections 6.3,
                                        6.5 and 10.14 hereof.

                                        PLATINUM EQUITY LLC


                                        By: /s/ William Foltz
                                           ------------------------------
                                           Name:  William Foltz
                                           Title: